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                                  $20,000,000

                         MULTICURRENCY CREDIT AGREEMENT

                            DATED AS OF MARCH 18, 1998

                                     AMONG

                            MIDDLEBY MARSHALL INC.,

                 THE SUBSIDIARIES OF MIDDLEBY MARSHALL INC.,

                                      AND

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


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

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 -----
ARTICLE I

       DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
       1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . .    1
       1.2    Other Interpretive Provisions. . . . . . . . . . . . . . . . . . .   20
       1.3    Accounting Principles. . . . . . . . . . . . . . . . . . . . . . .   20
       1.4    Currency Equivalents Generally . . . . . . . . . . . . . . . . . .   20

ARTICLE II

       THE CREDITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       2.2    Loan Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .   21
       2.3    Procedure for Borrowing. . . . . . . . . . . . . . . . . . . . . .   22
       2.4    Conversion and Continuation Elections. . . . . . . . . . . . . . .   23
       2.5    Utilization of Offshore Currencies.. . . . . . . . . . . . . . . .   24
       2.6    Voluntary Termination or Reduction
              of Commitment; Optional Prepayments. . . . . . . . . . . . . . . .   26
       2.7    Currency Exchange Fluctuations . . . . . . . . . . . . . . . . . .   27
       2.8    Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
       2.9    Interest and Commitment Fees . . . . . . . . . . . . . . . . . . .   27
       2.10   Computation of Fees and Interest . . . . . . . . . . . . . . . . .   29
       2.11   Payments by the Borrowers. . . . . . . . . . . . . . . . . . . . .   29
       2.12   Amount and Terms of Letters of Credit. . . . . . . . . . . . . . .   30
              (a)    Letter of Credit Commitments; Terms
                     of Letters of Credit. . . . . . . . . . . . . . . . . . . .   30
              (b)    Procedure for Issuance of Letters of Credit . . . . . . . .   31
              (c)    Draws upon Letters of Credit;
                     Reimbursement Obligations . . . . . . . . . . . . . . . . .   31
              (d)    Interest and Fees for Letters of Credit . . . . . . . . . .   32
              (e)    LC Obligations Unconditional. . . . . . . . . . . . . . . .   32
              (f)    Indemnification . . . . . . . . . . . . . . . . . . . . . .   33
              (g)    Stated Amount . . . . . . . . . . . . . . . . . . . . . . .   34
       2.13   Extension of the Commitment. . . . . . . . . . . . . . . . . . . .   34

ARTICLE III

       TAXES, YIELD PROTECTION AND ILLEGALITY. . . . . . . . . . . . . . . . . .   35
       3.1    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
       3.2    Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
       3.3    Increased Costs and Reduction of Return. . . . . . . . . . . . . .   37
       3.4    Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . .   38
       3.5    Inability to Determine Rates . . . . . . . . . . . . . . . . . . .   38
       3.6    Certificates of Bank . . . . . . . . . . . . . . . . . . . . . . .   39
       3.7    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39


                                       i

ARTICLE IV                                                                       Page
                                                                                 -----
       CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . .   39
       4.1    Conditions of Initial Loans and Letters of Credit. . . . . . . . .   39
              (a)    Loan Documents. . . . . . . . . . . . . . . . . . . . . . .   39
              (b)    Resolutions; Incumbency . . . . . . . . . . . . . . . . . .   40
              (c)    Organization Documents; Good Standing . . . . . . . . . . .   40
              (d)    Payment of Fees . . . . . . . . . . . . . . . . . . . . . .   40
              (i)    Other Documents . . . . . . . . . . . . . . . . . . . . . .   41
       4.2    Additional Conditions of Initial Loans and
              Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . .   41
              (a)    Loan Documents. . . . . . . . . . . . . . . . . . . . . . .   41
              (b)    Resolutions; Incumbency . . . . . . . . . . . . . . . . . .   41
              (c)    Organization Documents. . . . . . . . . . . . . . . . . . .   41
              (d)    Other Documents . . . . . . . . . . . . . . . . . . . . . .   41
       4.3    Conditions to All Borrowings and Letter
              of Credit Issuances. . . . . . . . . . . . . . . . . . . . . . . .   41
              (a)    Notice of Borrowing or Issuance . . . . . . . . . . . . . .   42
              (b)    Continuation of Representations
                     and Warranties. . . . . . . . . . . . . . . . . . . . . . .   42
              (c)    No Existing Default . . . . . . . . . . . . . . . . . . . .   42

ARTICLE V

       REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . .   42
       5.1    Corporate Existence and Power. . . . . . . . . . . . . . . . . . .   42
       5.2    Corporate Authorization; No Contravention. . . . . . . . . . . . .   43
       5.3    Governmental Authorization . . . . . . . . . . . . . . . . . . . .   43
       5.4    Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       5.5    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
       5.6    No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
       5.7    ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . .   44
       5.8    Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . . .   45
       5.9    Title to Properties. . . . . . . . . . . . . . . . . . . . . . . .   45
       5.10   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
       5.11   Financial Condition. . . . . . . . . . . . . . . . . . . . . . . .   46
       5.12   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .   46
       5.13   Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . .   46
       5.14   No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . .   46
       5.15   Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . . .   47
       5.16   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       5.17   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
       5.18   Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . .   47
       5.19   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       5.20   Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .   48


                                      ii

ARTICLE VI                                                                       Page
                                                                                 -----
       AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .   48
       6.1    Financial Statements . . . . . . . . . . . . . . . . . . . . . . .   48
       6.2    Certificates; Other Information. . . . . . . . . . . . . . . . . .   50
       6.3    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
       6.4    Preservation of Corporate Existence, Etc . . . . . . . . . . . . .   51
       6.5    Maintenance of Property. . . . . . . . . . . . . . . . . . . . . .   52
       6.6    Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
       6.7    Payment of Obligations . . . . . . . . . . . . . . . . . . . . . .   52
       6.8    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . .   52
       6.9    Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . .   52
       6.10   Inspection of Property and Books and Records . . . . . . . . . . .   53
       6.11   Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . .   53
       6.12   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .   53
       6.13   Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . . .   53
       6.14   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

ARTICLE VII

       NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
       7.1    Limitation on Liens. . . . . . . . . . . . . . . . . . . . . . . .   54
       7.2    Disposition of Assets. . . . . . . . . . . . . . . . . . . . . . .   55
       7.3    Mergers, Subsidiaries, Etc . . . . . . . . . . . . . . . . . . . .   55
       7.4    Loans and Investments. . . . . . . . . . . . . . . . . . . . . . .   56
       7.5    Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . .   57
       7.6    Transactions with Affiliates . . . . . . . . . . . . . . . . . . .   58
       7.7    Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .   58
       7.8    Contingent Obligations . . . . . . . . . . . . . . . . . . . . . .   58
       7.9    Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . .   58
       7.10   ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
       7.11   Change in Business . . . . . . . . . . . . . . . . . . . . . . . .   59
       7.12   Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . .   59
       7.13   Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . .   59
              (a)    Minimum Tangible Net Worth. . . . . . . . . . . . . . . . .   59
              (b)    Ratio of Indebtedness to EBITDA . . . . . . . . . . . . . .   59
              (c)    Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . .   60
              (d)    Capital Expenditures. . . . . . . . . . . . . . . . . . . .   60
       7.14   Negative Pledge. . . . . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE VIII                                                                     Page
                                                                                 -----
       EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
       8.1    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . .   61
              (a)    Non-Payment . . . . . . . . . . . . . . . . . . . . . . . .   61
              (b)    Representation or Warranty. . . . . . . . . . . . . . . . .   61
              (c)    Specific Defaults . . . . . . . . . . . . . . . . . . . . .   61
              (d)    Other Defaults. . . . . . . . . . . . . . . . . . . . . . .   61


                                      iii

                                                                                 Page
                                                                                 -----
              (e)    Cross-Default . . . . . . . . . . . . . . . . . . . . . . .   61
              (f)    Insolvency; Voluntary Proceedings . . . . . . . . . . . . .   62
              (g)    Involuntary Proceedings . . . . . . . . . . . . . . . . . .   62
              (h)    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
              (i)    Monetary Judgments. . . . . . . . . . . . . . . . . . . . .   62
              (j)    Non-Monetary Judgments. . . . . . . . . . . . . . . . . . .   63
              (k)    Change of Control . . . . . . . . . . . . . . . . . . . . .   63
              (l)    Guarantor Defaults. . . . . . . . . . . . . . . . . . . . .   63
              (m)    BA Leasing Documents. . . . . . . . . . . . . . . . . . . .   63
              (n)    Note Agreement. . . . . . . . . . . . . . . . . . . . . . .   63
              (o)    Support Agreement . . . . . . . . . . . . . . . . . . . . .   63
       8.2    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
       8.3    Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . .   64

ARTICLE IX

       MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
       9.1    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .   64
       9.2    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
       9.3    No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . .   65
       9.4    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . .   65
       9.5    Borrowers' Indemnification . . . . . . . . . . . . . . . . . . . .   66
       9.6    Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . .   66
       9.7    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .   67
       9.8    Assignments, Participations, etc.. . . . . . . . . . . . . . . . .   67
       9.9    Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
       9.10   Automatic Debits of Fees . . . . . . . . . . . . . . . . . . . . .   68
       9.11   Termination of Support Agreement . . . . . . . . . . . . . . . . .   68
       9.12   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
       9.13   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
       9.14   No Third Parties Benefited . . . . . . . . . . . . . . . . . . . .   69
       9.15   Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . .   69
       9.16   Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . .   69
       9.17   Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
       9.18   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   70
       9.19   Intercreditor Agreement. . . . . . . . . . . . . . . . . . . . . .   70

SCHEDULES
Schedule 5.5    Litigation
Schedule 5.11   Financial Condition
Schedule 5.16   Subsidiaries
Schedule 7.1    Permitted Liens
Schedule 7.5    Permitted Indebtedness
Schedule 7.8    Contingent Obligations
Schedule 9.2    Lending Offices; Addresses for Notices

EXHIBITS
Exhibit A       Form of Notice of Borrowing
Exhibit B       Form of Notice of Conversion/Continuation
Exhibit C       Form of Compliance Certificate
Exhibit D       Form of Promissory Note
Exhibit E       List of Release Documents
Exhibit F       Form of Guaranty
Exhibit G       Individual Commitment Sublimits

                         MULTICURRENCY CREDIT AGREEMENT

       This MULTICURRENCY CREDIT AGREEMENT is entered into as of March 18, 1998, among MIDDLEBY MARSHALL INC., a Delaware corporation ("MIDDLEBY"), the existing Subsidiaries of Middleby (together with Middleby, individually, a "BORROWER" and collectively, the "BORROWERS") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association(the "BANK").

       WHEREAS, Middleby has requested the Bank to make financial accommodations to the Middleby and the other Borrowers in the aggregate principal amount of $20,000,000, the proceeds of which will be used (a) to refinance certain outstanding Indebtedness of Middleby Philippines Corporation, (b) to finance acquisitions to be made by the Borrowers and (c) for the working capital needs of the Borrowers;

       NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

            "ACQUISITION" means, as to any Person, any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition by such Person of all or substantially all of the assets of another Person, or of any business or division of another Person, (b) the acquisition by such Person of in excess of 50% of the capital stock, partnership interests, membership interests or equity of another Person, or otherwise causing another Person to become a Subsidiary of such Person, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of such Person) provided that such Person is the surviving entity.

            "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

            "AGREED ALTERNATIVE CURRENCY" has the meaning specified in SUBSECTION 2.5(e).

            "AGREEMENT" means this Multicurrency Credit Agreement.

            "AGGREGATE COMMITMENT SUBLIMIT" means $10,000,000, as such amount may be reduced pursuant to SECTION 2.6 or as a result of one or more assignments pursuant to SECTION 9.8.

            "APPLICABLE CURRENCY" means, as to any particular payment, Letter of Credit or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

            "APPLICABLE LETTER OF CREDIT FEE" as at any date of determination, means the rate per annum then applicable in the determination of the amount payable under this Agreement with respect to Letters of Credit, determined in accordance with the definition of the term, Applicable Margin, below.

            "APPLICABLE MARGIN" means subject to the provisions set forth below, for any period, the applicable of the following percentages in effect with respect to such period as the ratio of Indebtedness to EBITDA (the "RATIO") determined pursuant to SECTION 7.13(b), shall fall within the indicated ranges:


---------------------------------------------------------------------------------------------------------------------------
                             LEVEL 1           LEVEL 2               LEVEL 3                 LEVEL 4              LEVEL 5
---------------------------------------------------------------------------------------------------------------------------
Indebtedness/EBITDA         LESS THAN 1.00  1.0 LESS THAN OR       1.50 LESS THAN OR      2.25 LESS THAN OR      3.00 LESS
                                            EQUAL TO 1.0 x LESS    EQUAL TO x LESS        EQUAL TO x LESS        THAN OR
                                            THAN 1.50              THAN 2.25              THAN 3.00              EQUAL TO x
---------------------------------------------------------------------------------------------------------------------------
LIBOR or IBOR               0.3%            0.5%                 0.75%                  1%                       1.50%
---------------------------------------------------------------------------------------------------------------------------
Reference Rate              (0.5)%          0                    0                      0                        0
---------------------------------------------------------------------------------------------------------------------------
Commitment Fee              0.075%          0.1%                 0.15%                  0.225%                   0.3%
---------------------------------------------------------------------------------------------------------------------------
Letter of Credit Fee        0.3%            0.5%                 0.75%                  1%                       1.50%
---------------------------------------------------------------------------------------------------------------------------

     For purposes of the foregoing, (a) from the initial Closing Date until March 31, 1998, the Applicable Margin shall be determined in accordance with Level 3, (b) from and after such date, the Applicable Margin shall be determined at any time by reference to the Ratio in effect at the time, (c) any change in the Applicable Margin based on a change in the Ratio shall be effective for all purposes from the date of the receipt by the Bank of an officer's certificate of Middleby with respect to the financial statements to be delivered pursuant to SECTION 6.1, (i) setting forth in reasonable detail the calculation of such ratio for such fiscal period and (ii) stating that the Responsible Officer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Middleby and its Subsidiaries during the accounting period covered by the related financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such officer's certificate, of any condition or event that constitutes a Default or an Event of Default and (d) notwithstanding the foregoing provisions of clauses (b) and (c), no reduction in the Applicable Margin shall be effective if a Default or Event of Default shall have occurred and be continuing. It is understood that the foregoing officer's certificate shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to SECTION 6.1 for the applicable fiscal period. Any change in the Applicable Margin due to a change in the applicable Level shall be effective on the effective date of such change in the applicable Level and shall apply to all Offshore Rate Loans made on or after the commencement of the period (and to Reference Rate Loans that are outstanding at any time during the period) commencing on the effective date of such change in the applicable Level and ending on the date immediately preceding the effective date of the next such change in applicable Level.

           "ASBURY" means Asbury Associates, Inc., a Florida corporation.

           "ASSIGNEE" has the meaning specified in SUBSECTION 9.8(a).

           "ATTORNEY COSTS" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

           "BA LEASING DOCUMENTS" means that certain Lease Agreement dated as of December 30, 1997 between BA Leasing and Capital Corporation, as lessor, and Middleby, as lessee, and any other documents entered into in connection therewith, which may be amended from time to time with the prior written consent of the Bank after the date hereof.

           "BANK" has the meaning specified in the introductory clause hereto.

           "BANKING DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco or Chicago are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

            "BANK-RELATED PERSONS" means the Bank, its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Bank and such Affiliates.

            "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, ET SEQ.).

            "BORROWER" has the meaning specified in the introductory clause hereto.

            "BORROWING" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to the same Borrower on the same day by the Bank under ARTICLE II, and, other than in the case of Reference Rate Loans, having the same Interest Period.

            "BORROWING DATE" means any date on which a Borrowing occurs under
     SECTION 2.3.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, San Francisco or Chicago are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

            "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

            "CHANGE OF CONTROL" means any of the following: (a) the Parent Corporation shall cease to own, free and clear of all liens or other encumbrances, at least 51% of the outstanding shares of Voting Stock of Middleby on a fully diluted basis; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted Middleby's board of directors (together with any new directors whose election by Middleby's board of directors or whose nomination for election by Middleby's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office.

            "CLOSING DATE" means, with respect to any Borrower, the date on which all conditions precedent set forth in SECTION 4.1 and SECTION 4.3 and, if applicable, SECTION 4.2, with respect to such Borrower are satisfied or waived by the Bank.

            "CLOSING TRANSACTIONS" means the transactions contemplated by the Loan Documents and the Release Documents.

            "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

            "COMMITMENT" has the meaning specified in SECTION 2.1.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C.

            "COMPUTATION DATE" has the meaning specified in SUBSECTION 2.5(a).

            "CONTINGENT OBLIGATION" means, as to any Person, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

            "CONVERSION/CONTINUATION DATE" means any date on which, under
     SECTION 2.4, a Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

            "CORPORATE OVERHEAD EXPENSE" means the following expenses of the Parent Corporation: directors' fees and expenses, directors' and officers' liability insurance premiums, shareholder reports, shareholder relations, transfer agent fees and expenses, investor relations and corporate communications, Securities and Exchange Commission filing fees and expenses, stock exchange fees, chairman's and president's retirement plan accrual (unfunded), legal fees regarding Securities and Exchange Commission matters, stock option plan, stock ownership plan and corporate matters, stock ownership plan administration expenses and benefits consulting fees (related to directors and officers).

            "CURRENT ASSETS" means all cash, cash equivalents, accounts receivable and inventory of Middleby and its Subsidiaries, on a consolidated basis, as of any date of determination, calculated in accordance with GAAP, but excluding Indebtedness due from Affiliates which are not in the same consolidated group as Middleby.

            "CURRENT COMMITMENT TERMINATION DATE" means the earlier to occur of

            (a) the Current Commitment Termination Date then in effect, as defined in SECTION 2.13; and

            (b) the date on which the Commitment shall terminate pursuant to SECTION 2.13 or otherwise in accordance with the provisions of this Agreement.

            "CURRENT LIABILITIES" means all liabilities of Middleby and its Subsidiaries, on a consolidated basis, as of any date of determination, which should, in accordance with GAAP, be classified as current liabilities.

            "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

            "DOLLAR EQUIVALENT" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Bank at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in SUBSECTION 2.5(a).

            "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

            "EBITDA" means Net Income PLUS, without duplication and to the extent deducted in determining such Net Income, interest, depreciation and amortization expense PLUS income tax expense, all determined in accordance with a first-in, first-out basis of accounting.

            "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000 or its Dollar Equivalent, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of the Bank, (ii) a Subsidiary of a Person of which the Bank is a Subsidiary, or (iii) a Person of which the Bank is a Subsidiary.

            "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

            "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

            "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

            "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with Middleby within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

            "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Middleby or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
     Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Middleby or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Middleby or any ERISA Affiliate.

            "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

            "EVENT OF DEFAULT" means any of the events or circumstances specified in SECTION 8.1.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

            "EXISTING LETTERS OF CREDIT" has the meaning specified in SUBSECTION 2.12(a).

            "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

            "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank.

            "FIXED CHARGE COVERAGE RATIO" means the ratio of the sum of Net Income before payment of income taxes, PLUS depreciation, amortization, interest expense and lease expense over the sum of current maturities of long term debt, including current capital lease payments, PLUS interest expense, PLUS lease expense, PLUS shareholder dividends or distributions paid.

            "FOREIGN BORROWER" means each Borrower organized and resident in a country other than the United States of America.

            "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

            "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to SECTION 3.1.

           "FX TRADING OFFICE" means the Foreign Exchange Trading Center, Chicago, Illinois, of the Bank, or such other of the Bank's offices as the Bank may designate from time to time.

           "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

           "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "GUARANTORS" means Middleby and Asbury.

           "GUARANTY" means the guaranty executed by the Guarantors in favor of the Bank, in substantially the form of EXHIBIT F.

           "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

           "INDEBTEDNESS" means, as to any Person, and includes all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property other than current accounts payable, (ii) obligations secured by any Lien or other charge upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) noncontingent obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) obligations (other than obligations under any lease which is not a capitalized lease and obligations in an amount equal to the demand component of any contract providing for usual and customary utility services, including gas, water, electricity and wastewater treatment services) to purchase any property or to obtain the services of another Person if the contract requires that payment for such property or services be made regardless of whether such property is delivered or such services are performed, except that no obligation shall constitute Indebtedness solely because the contract provides for liquidated damages or reimbursement of expenses following cancellation, (v) capitalized rentals, (vi) obligations in respect of letters of credit (a) but only to the extent that such letters of credit do not support an obligation of such Person already included in Indebtedness, and (b) in respect of standby letters of credit in excess of $1,000,000 of the stated amount, and (vii) all guaranties by such Person of obligations of the type described in the foregoing clauses
     (i) through (vi).

          "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 9.5.

          "INDEMNIFIED PERSON" has the meaning specified in SECTION 9.5.

          "INDEPENDENT AUDITOR" has the meaning specified in SUBSECTION 6.1(a).

          "INDIVIDUAL COMMITMENT SUBLIMIT" means, with respect to any Foreign Borrower, the amount set forth opposite the name of such Foreign Borrower on EXHIBIT G attached hereto for the relevant period, as such amount may be reduced pursuant to SECTION 2.6 or as a result of one or more assignments pursuant to SECTION 9.8.

          "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "INTERCREDITOR AGREEMENT" means the intercreditor agreement to be entered into between the Bank and the holder of the "Notes" as defined in the Note Agreement, and acknowledged and agreed to by the Borrowers, as amended from time to time.

          "INTEREST PAYMENT DATE" means, as to any Loan other than a Reference Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Reference Rate Loan, the last Business Day of each month and each date such Loan is converted into another Type of Loan; PROVIDED, HOWEVER, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date; PROVIDED, further that if any Interest Period for a Quoted Rate Loan exceeds one month, the date that falls one month after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

          "INTEREST PERIOD" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; PROVIDED, that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

              (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

             (iii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

          "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

          "LC OBLIGATIONS" means, at any time, an amount equal to the sum of
     (a) the aggregate Stated Amount of the outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to SUBSECTION 2.12(c).

          "LENDING OFFICE" means the office or offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE

     9.2, or such other office or offices as the Bank may from time to time notify Middleby.

          "LETTER OF CREDIT" means any letter of credit issued hereunder.

          "LETTER OF CREDIT CASH COLLATERAL ACCOUNT" has the meaning specified in SECTION 8.2.

          "LETTER OF CREDIT COMMITMENT SUBLIMIT" means $10,000,000.

          "LETTER OF CREDIT PAYMENT" means all payments made by the Bank pursuant to either a draft or demand for payment under a Letter of Credit.

          "LETTER OF CREDIT REQUEST" has the meaning specified in SUBSECTION 2.12(b).

          "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "LOAN" means an extension of credit by the Bank to a Borrower under ARTICLE II, and may be a Reference Rate Loan, an Offshore Rate Loan or a Quoted Rate Loan (each, a "TYPE" of Loan).

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranty and all other documents delivered to the Bank in connection herewith.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

          "MATERIAL ADVERSE EFFECT" means, with respect to any Person, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of such Person or such Person and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower to perform under any Loan Document and to avoid any Event of Default; or

     (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document. As used in this Agreement, Material Adverse Effect shall mean Material Adverse Effect with respect to Middleby and its Subsidiaries taken as a whole.

          "MIDDLEBY" has the meaning specified in the introductory clause hereto.

          "MINIMUM TRANCHE" means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under SECTION 2.4,
     (a) in the case of Reference Rate Loans, $50,000 or any multiple of $50,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of $250,000 or any Dollar Equivalent multiple of $50,000 in excess thereof.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which Middleby or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "NET INCOME" for any period means the gross revenues from any source of Middleby and its Subsidiaries on a consolidated basis for such period less all expenses and other proper charges, determined in accordance with GAAP, but excluding in any event: (i) any gains or losses on the sale or other disposition or loss to or destruction of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (ii) earnings resulting from any reappraisal, revaluation or write-up of assets, other than revaluations of foreign currency; and
     (iii) any gain resulting from the acquisition of any equity securities of Middleby or any Subsidiary.

          "NOTE" means a promissory note executed by a Borrower in favor of the Bank pursuant to SUBSECTION 2.2(b), in substantially the form of EXHIBIT D.

          "NOTE AGREEMENT" means that certain Note Agreement dated as of January 1, 1995, as amended from time to time, among the Middleby, Asbury and The Northwestern Mutual Life Insurance Company, as the Noteholder, and any other documents entered into in connection therewith, which may be amended from time to time with the written prior consent of the Bank after the initial Closing Date.

          "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

          "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT B.

          "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Borrowers to the Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

          "OFFSHORE CURRENCY" means, subject to availability pursuant to
     SECTION 2.5 and to the extent freely transferable and convertible into Dollars, (i) at any time English pounds sterling, Canadian dollars, French francs, German Deutsche Marks, Japanese yen, (ii) with respect to any Foreign Borrower, the local currency of the jurisdiction in which such Borrower is organized and resident, and (iii) any Agreed Alternative Currency, and such other freely transferable and convertible foreign currencies as requested by Middleby and acceptable to the Bank, in its reasonable discretion.

          "OFFSHORE CURRENCY LOAN" means any Offshore Rate Loan denominated in an Offshore Currency.

          "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Bank as follows:

     Offshore Rate = IBOR OR LIBOR, AS THE CASE MAY BE
                     -------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

               "EURODOLLAR RESERVE PERCENTAGE" means for any day for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to the Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

               "IBOR" means the rate of interest per annum determined by the Bank as the rate at which deposits in the Applicable Currency in the approximate amount of the Bank's Offshore Rate Loan denominated in an Offshore

          Currency for such Interest Period would be offered by the Bank's Nassau Branch, Nassau, Bahamas (or such other office as may be designated for such purpose by the Bank), to major banks in the offshore currency interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period. A Loan denominated in an Offshore Currency shall bear interest based on IBOR.

               "LIBOR" means the rate of interest per annum determined by the Bank to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified by the Bank as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan denominated in Dollars by the Bank and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period. A Loan denominated in Dollars shall bear interest based on LIBOR.

               The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

          "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate, and may be an Offshore Currency Loan or a Loan denominated in Dollars.

          "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

          "PARENT CORPORATION" means The Middleby Corporation, a Delaware corporation.

              "PARTICIPANT" has the meaning specified in SUBSECTION 9.8(b).

              "PAYMENT OFFICE" means (a) in respect of payments in Dollars, the address for payments set forth on SCHEDULE 9.2 or such other address as the Bank may from time to time specify in accordance with SECTION 9.2, and (b) in the case of payments in any Offshore Currency, the address for payments set forth in SCHEDULE 9.2 or such other address as the Bank may from time to time specify in accordance with SECTION 9.2.

              "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

              "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which Middleby sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

              "PERMITTED LIENS" has the meaning specified in SECTION 7.1.

              "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

              "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Middleby sponsors or maintains or to which Middleby makes, is making, or is obligated to make contributions and includes any Pension Plan.

              "QUOTED RATE" means the rate of interest quoted by the Bank to the applicable Borrower pursuant to SECTION 2.3(e) applicable to a Quoted Rate Loan.

              "QUOTED RATE INTEREST PERIOD" means the period which shall begin on (and include) the date on which such Quoted Rate Loan is made and, unless the final maturity of such Quoted Rate Loan is accelerated, shall end on (but exclude) the subsequent day or the day one through sixty days thereafter, as the applicable Borrower may select in its relevant notice pursuant to SECTION 2.3; PROVIDED, HOWEVER, that:

                     (a) absent such selection (or a selection to treat such
              Loan as an Offshore Rate Loan, if available), such

              Borrower shall be deemed to have selected such Loan to be a Reference Rate Loan;

                     (b) any such Quoted Rate Interest Period which would
              otherwise end on a day which is not a Business Day shall end on the next following Business Day; and

                     (c) there shall not be more than eight (8) Quoted Rate
              Interest Periods and Interest Periods, in aggregate, in effect at any one time.

              "QUOTED RATE LOAN" means any Loan which bears interest at a rate determined by reference to the Quoted Rate.

              "REFERENCE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California as its "reference rate." The "reference rate" is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

              "REFERENCE RATE LOAN" means a Loan that bears interest based on the Reference Rate.

              "RELEASE DOCUMENTS" means the documents listed on EXHIBIT E.

              "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

              "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

              "RESPONSIBLE OFFICER" means the chief financial officer or treasurer of Middleby, or any other officer having substantially the same authority and responsibility.

              "REVOLVING LOAN" has the meaning specified in SECTION 2.1.

              "REVOLVING TERMINATION DATE" means the earlier to occur of:

                     (a)    the Current Commitment Termination Date; and

                     (b) the date (other than the Current Commitment Termination Date) on which the Commitment shall terminate and/or the Obligations shall become due and payable in accordance with the provisions of this Agreement (other than SECTION 2.13 hereof)

              "SAME DAY FUNDS" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Bank to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

              "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

              "SPOT RATE" for a currency means the rate quoted by the Bank as the spot rate for the purchase by the Bank of such currency with another currency through its FX Trading Office at approximately 10:30 a.m. (Chicago time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

              "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Trade Letter of Credit.

              "STATED AMOUNT" means the stated or face amount of a Letter of Credit to the extent available at the time for drawing (subject to presentment of all requested documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

              "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability Borrower, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Middleby.

              "SUBSIDIARY BORROWER" means each Borrower other than Middleby.

              "SUPPORT AGREEMENT" means a Support Agreement in form and substance satisfactory to the Bank, of the Parent Corporation.

              "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

              "TANGIBLE NET WORTH" means the excess of total assets of Middleby and its Subsidiaries on a consolidated basis over total liabilities and reserves of Middleby and its Subsidiaries on a consolidated basis, total assets and total liabilities and reserves each to be determined in accordance with GAAP excluding, however, from the determination of total assets, all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expenses) and excluding the write-up of assets above cost and also excluding the effect of gains or losses of the type described in clause (i) of the definition of the term "NET INCOME".

              "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on or measured by the Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office.

              "TRADE LETTER OF CREDIT" means a trade or commercial Letter of Credit issued by the Bank pursuant to SECTION 2.12.

              "TRANSACTION DOCUMENTS" means the Loan Documents and the Release Documents.

              "TYPE" has the meaning specified in the definition of "Loan."

              "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

              "UNITED STATES" and "U.S." each means the United States of America.

              "VOTING STOCK" means securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

              "WHOLLY-OWNED SUBSIDIARY" means, as to any Person, any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by such Person, or by one or more of the other Wholly-Owned Subsidiaries of such Person, or both.

       1.2 OTHER INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

              (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

              (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

       1.3 ACCOUNTING PRINCIPLES. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

              (b) References herein to "fiscal year" and "fiscal quarter" refer, unless otherwise specified, to such fiscal periods of Middleby.

       1.4 CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.

                                      ARTICLE II

                                     THE CREDITS

       2.1 AMOUNTS AND TERMS OF COMMITMENTS. The Bank agrees, on the terms and conditions set forth herein, to make loans to any Borrower (each such loan, a "REVOLVING LOAN") from time to time on any Business Day during the period from the date hereof to the Revolving Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed (a) $20,000,000 at any time outstanding for all Borrowers (such amount as the same may be reduced pursuant to SECTION
2.6 or as a result of one or more assignments pursuant to SECTION 9.8, the Bank's "COMMITMENT"), (b) the Aggregate Commitment Sublimit at any time outstanding for the Foreign Borrowers, or (c) with respect to any Foreign Borrower, the Individual Commitment Sublimit applicable thereto; PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Revolving Loans or issuance of a Letter of Credit, the aggregate principal Dollar Equivalent amount of all outstanding Revolving Loans plus the aggregate Dollar Equivalent amount of outstanding LC Obligations shall not exceed (a) the Commitment, (b) with respect to the Foreign Borrowers, the Aggregate Commitment Sublimit, (c) with respect to any Foreign Borrower, the Individual Commitment Sublimit applicable thereto. Within the limits of the Bank's Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this SECTION 2.1, prepay pursuant to SECTION 2.6 and reborrow pursuant to this SECTION 2.1.

       2.2 LOAN ACCOUNTS. (a) The Loans made by the Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained with respect to such Borrower by the Bank in the ordinary course of business. The loan accounts or records maintained by the Bank shall be presumptive evidence of the amount of the Loans made by the Bank to such Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans to such Borrower.

              (b) The Loans made by the Bank to each Borrower shall also be evidenced by one or more Notes of such Borrower as provided herein. The Bank shall endorse on the schedules annexed to the Note(s) of each Borrower the date, amount and maturity of each Loan made by the Bank thereunder and the amount and Applicable Currency of each payment of principal made by such Borrower with respect thereto. The Bank is irrevocably authorized by each Borrower to endorse its Note(s), and the Bank's record with respect to each Borrower shall be conclusive absent manifest error; PROVIDED,

HOWEVER, that the failure of the Bank to make, or an error in making, a notation on the Note(s) of any Borrower with respect to any Loan to such Borrower shall not limit or otherwise affect the obligations of such Borrower hereunder or under any such Note to the Bank.

       2.3 PROCEDURE FOR BORROWING. (a) Each Borrowing by a Borrower shall be made upon such Borrower's irrevocable written notice in substantially the form attached hereto as EXHIBIT A (or telephonic notice promptly confirmed in writing) delivered to the Bank in the form of a Notice of Borrowing (which notice must be received by the Bank prior to 10:30 a.m. (Chicago time) (i) three
(3) Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans; (ii) two (2) Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and (iii) on the requested Borrowing Date, in the case of Reference Rate Loans), specifying:

                            (A)    the name of such Borrower;

                            (B) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                            (C) the requested Borrowing Date, which shall be a Business Day;

                            (D)    the Type of Loans comprising the Borrowing;

                            (E)    the duration of the Interest Period
              applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month; and

                            (F) in the case of a Borrowing comprised of Offshore Currency Loans, the Applicable Currency.

              (b) The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Bank for such Borrowing on the Computation Date therefor in accordance with SUBSECTION 2.5(a).

              (c) The proceeds of all Loans will be made available to the applicable Borrower by the Bank by crediting the account of such Borrower on the books of the Bank or by wire transfer in accordance with written instructions provided to the Bank by such Borrower in Same Day Funds.

              (d) After giving effect to any Borrowing and Quoted Rate Interest Periods, in aggregate, there may not be more than eight (8) different Interest Periods in effect at any one time.

              (e) QUOTED RATE LOANS. (i)Not later than 10:30 a.m., Chicago time, on any Business Day after the initial Closing Date, a Borrower may submit a Notice of Borrowing to the Bank requesting a Quoted Rate Loan. Each such Notice of Borrowing shall specify the date on which the Quoted Rate Loan is requested, the amount of such Loan (such amount being at least $250,000 and being an integral multiple of $50,000) and the Quoted Rate Interest Period applicable thereto. All Quoted Rate Loans must be denominated in Dollars.

              (ii) The Bank shall telephonically notify the Borrower requesting a Quoted Rate Loan pursuant to paragraph (i) above of the terms of the Quoted Rate Loan pricing submitted by the Bank, and such Borrower (subject to SECTION 2.3 hereof) shall either accept or reject the Quoted Rate Loan upon receipt of such notice.

       2.4 CONVERSION AND CONTINUATION ELECTIONS. (a) A Borrower may, upon irrevocable written notice to the Bank in accordance with SUBSECTION 2.4(b):

                     (i) elect, as of any Business Day, in the case of Reference Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans denominated in Dollars, to convert any such Loans to such Borrower (or any part thereof in an amount not less than the Minimum Tranche) into Loans in Dollars of any other Type; or

                     (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans to such Borrower having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

PROVIDED, that if at any time the aggregate amount of Offshore Rate Loans of any Borrower denominated in Dollars in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $250,000, such Offshore Rate Loans denominated in Dollars shall automatically convert into Reference Rate Loans, and on and after such date the right of such Borrower to continue such Loans as, and convert such Loans into Offshore Rate Loans shall terminate.

              (b) A Borrower shall deliver a Notice of Conversion/ Continuation to be received by the Bank not later than 10:30 a.m. (Chicago time) (i) at least two (2) Business Days in advance of the Conversion/Continuation Date, if Loans to such Borrower are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) at least three (3) Business Days in advance of the continuation date, if Loans are to be continued as Offshore

Currency Loans; and (iii) on the Conversion/Continuation Date, if Loans are to be converted into Reference Rate Loans, specifying:

                            (A)    the name of such Borrower;

                            (B)    the proposed Conversion/Continuation Date;

                            (C) the aggregate amount of Loans to be converted or continued;

                            (D) the Type of Loans resulting from the proposed conversion or continuation;

                            (E) other than in the case of conversions into Reference Rate Loans, the duration of the requested Interest Period; and

                            (F) in the case of conversions into Offshore Currency Loans, the Applicable Currency.

              (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, a Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period. If a Borrower has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in SUBSECTION 2.4(b), or if any Default or Event of Default shall then exist, subject to the provisions of SUBSECTION 2.5(d), such Borrower shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period. The Bank shall give the applicable Borrower(s) prompt written notice of any such conversion or continuation.

              (d) During the existence of a Default or Event of Default, no Borrower may elect to have a Loan in Dollars converted into or continued as an Offshore Rate Loan in Dollars or an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

              (e) After giving effect to any conversion or continuation of Loans, there may not be more than eight (8) different Interest Periods in effect.

       2.5 UTILIZATION OF OFFSHORE CURRENCIES. (a) The Bank will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore Currency Loans as of the requested Borrowing Date, (ii) any Letter of Credit denominated in an Offshore Currency as of the requested issuance date,
(iii)
outstanding Offshore Currency Loans and Letters of Credit denominated in an Offshore Currency as of the last Banking Day of each month, and (iv) outstanding Offshore Currency Loans as of any redenomination date pursuant to this SECTION 2.5 or SECTION 3.5 (each such date under clauses (i) through (iii) a "COMPUTATION DATE").

              (b) In the case of a proposed Borrowing by a Borrower comprised of Offshore Currency Loans or a proposed issuance of a Letter of Credit denominated in an Offshore Currency, the Bank shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing or issue such Letter of Credit if the Bank cannot provide Loans or issue Letters of Credit denominated in the requested Offshore Currency, in which event the Bank will give notice to such Borrower no later than 10:30 a.m. (Chicago time) on the third Business Day prior to the date of such Borrowing or issuance that the Borrowing or issuance in the requested Offshore Currency is not then available. If the Bank shall have so notified such Borrower that any such Borrowing or issuance in a requested Offshore Currency is not then available, such Borrower may, by notice to the Bank not later than 5:00 p.m. (Chicago time) three (3) Business Days prior to the requested date of such Borrowing or issuance, withdraw the Notice of Borrowing relating to such requested Borrowing or such Letter of Credit Request relating to such proposed issuance. If such Borrower does so withdraw such Notice of Borrowing or Letter of Credit Request, the Borrowing or issuance requested therein shall not occur. If such Borrower does not so withdraw such Notice of Borrowing or Letter of Credit Request, the Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Reference Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing and the Letter of Credit Request shall be deemed to be a Letter of Credit Request for a Letter of Credit denominated in Dollars in an equivalent aggregate amount.

              (c) In the case of a proposed continuation of Offshore Currency Loans by a Borrower for an additional Interest Period pursuant to SECTION 2.4, the Bank shall be under no obligation to continue such Offshore Currency Loans if the Bank cannot continue to provide Loans in the relevant Offshore Currency, in which event the Bank will give notice to such Borrower not later than 10:30 a.m. (Chicago time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available. If the Bank shall have so notified such Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Reference Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Bank will promptly notify such Borrower of such redenomination.

              (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, at the Bank's sole discretion, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Reference Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Bank will promptly notify the applicable Borrower(s) of any such redenomination and conversion.

              (e) A Borrower shall be entitled to request that Revolving Loans and Letters of Credit hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Bank is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "AGREED ALTERNATIVE CURRENCY"). Any such Borrower shall deliver to the Bank any request for designation of an Agreed Alternative Currency in accordance with SECTION 9.2, to be received by the Bank not later than 10:30 a.m. (Chicago time) at least ten (10) Business Days in advance of the date of any Borrowing or Letter of Credit issuance hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. The Bank may grant or accept such request in its sole discretion and will promptly notify such Borrower of the acceptance or rejection of any such request.

       2.6 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENT; OPTIONAL PREPAYMENTS. (a) Middleby may, upon not less than five (5) Business Days' prior notice to the Bank, terminate the Commitment, or permanently reduce the Commitment by a minimum Dollar Equivalent amount of $1,000,000 or any Dollar Equivalent multiple of $500,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal Dollar Equivalent amount of the Loans would exceed the amount of the Commitment then in effect. Once reduced in accordance with this Section, the Commitment may not be increased. Upon any reduction of the Commitment to an amount less than $15,000,000, the Aggregate Commitment Sublimit and the Individual Commitment Sublimit applicable to each Foreign Borrower shall each be reduced to the product (rounded downward to the nearest multiple of $50,000) obtained by multiplying (i) the amount of the Aggregate Commitment Sublimit and each Individual Commitment Sublimit then in effect by (ii) a fraction of the numerator of which is the amount of the Commitment after giving effect to such reduction and the denominator of which is the amount of the Commitment before giving effect to such reduction (but after giving effect to all prior reductions). All accrued commitment fees to, but not including the effective date of any reduction or termination of the Commitment, shall be paid on the effective date of such reduction or termination.

       (b) Subject to SECTION 3.4, any Borrower may, at any time or from time to time, prepay Loans to such Borrower in whole or in part, in minimum Dollar Equivalent amounts of $50,000 or any multiple of 50,000 units of the Applicable Currency in excess thereof. Any such Borrower shall deliver a notice of prepayment in accordance with SECTION 11.2 to be received by the Bank not later than 10:30 a.m. (Chicago time) (i) at least four Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loans or at least two Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans in Dollars, and (iii) on the prepayment date if the Loans to be prepaid are Reference Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment, the Borrower and whether such prepayment is of Reference Rate Loans or Offshore Rate Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
SECTION 3.4.

       2.7 CURRENCY EXCHANGE FLUCTUATIONS. Subject to SECTION 3.4, if on any Computation Date the Bank shall have determined that the aggregate Dollar Equivalent principal amount of all Loans then outstanding plus the aggregate amount of outstanding LC Obligations exceeds the Commitment of the Bank, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, THEN the Bank shall give notice to Middleby that a prepayment is required under this Section, and Middleby agrees thereupon to make prepayments of Loans made to it such that, after giving effect to such prepayment, the aggregate Dollar Equivalent amount of all Loans plus the aggregate amount of outstanding LC Obligations does not exceed the Commitment.

       2.8 REPAYMENT. Each Borrower agrees to repay to the Bank on the Revolving Termination Date the aggregate principal amount of Revolving Loans to such Borrower and all other unpaid Obligations of such Borrower then due and outstanding on such date.

       2.9 INTEREST AND COMMITMENT FEES. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate PLUS the Applicable Margin or the Reference Rate PLUS the Applicable Margin, as the case may be (and subject to each Borrower's right to convert to other Types of Loans under SECTION 2.4).

              (b) Each Borrower shall pay interest on each Loan made to it in arrears on each Interest Payment Date. Interest shall also be paid by each Borrower on the date of any prepayment of Loans made to such Borrower under
SECTION 2.6 or 2.7 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid by the Borrowers on demand of the Bank.

              (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, each Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations owing by such Borrower, at a rate per annum which is determined by adding 2% per annum to the sum of the rate then in effect for such Loans plus the Applicable Margin and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Reference Rate plus 2%; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Reference Rate plus 2%.

              (d) Anything herein to the contrary notwithstanding, the obligations of each Borrower to the Bank hereunder shall be subject to the limitation that payments of interest by such Borrower shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Bank would be contrary to the provisions of any law applicable to the Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by the Bank, and in such event such Borrower shall pay the Bank interest at the highest rate permitted by applicable law.

              (e) Middleby shall pay to the Bank a commitment fee accruing at the rate per annum then applicable in the determination of the amount payable hereunder in accordance with the definition of the term, Applicable Margin with respect to Commitment Fee, on the average daily amount for each quarter by which the Commitment exceeds the sum of (i) the aggregate outstanding principal balance of the Loans and (ii) the aggregate outstanding LC Obligations for such quarter, such commitment fee being payable quarterly, in arrears, on the last Business Day of each fiscal quarter occurring after the date hereof and on the Revolving Termination Date; PROVIDED that, in connection with any reduction or termination of the Commitment under SECTION 2.6, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date.

       2.10 COMPUTATION OF FEES AND INTEREST. (a) All computations of interest for Reference Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

              (b) For purposes of determining utilization of the Bank's Commitment in order to calculate the commitment fee due under SECTION 2.9(e), the amount of any outstanding Offshore Currency Loan on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Computation Date with respect to such Offshore Currency Loan.

              (c) Each determination of an interest rate or a Dollar Equivalent amount by the Bank shall be conclusive and binding on each Borrower in the absence of manifest error. The Bank will, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Bank in determining any interest rate or Dollar Equivalent amount.

       2.11 PAYMENTS BY THE BORROWERS. (a) All payments to be made by any Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by each Borrower shall be made to the Bank at the Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan or Letter of Credit denominated in an Offshore Currency, shall be made in the Offshore Currency in which such Loan or Letter of Credit is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Bank to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 noon (Chicago time) on the date specified herein. Any payment which is received by the Bank later than 12:00 noon (Chicago time), or later than the time specified by the Bank as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

              (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

       2.12   AMOUNT AND TERMS OF LETTERS OF CREDIT.

       (a)    LETTER OF CREDIT COMMITMENTS; TERMS OF LETTERS OF CREDIT.

              (i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the date hereof and to but not including the Revolving Termination Date, the Bank agrees to issue, in its own name or through an Affiliate, one or more Letters of Credit for the account of any Borrower in an aggregate Stated Amount in Dollars or any Offshore Currency at any one time that, the Dollar Equivalent of which together with the aggregate Dollar Equivalent of the Stated Amount of all other Letters of Credit issued pursuant hereto, does not exceed the Letter of Credit Commitment Sublimit; PROVIDED, HOWEVER, that the Bank shall not issue or extend the expiration of any Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the Dollar Equivalent of the aggregate LC Obligations in respect of Letters of Credit at such time would exceed the Letter of Credit Commitment Sublimit, (B) the Commitment of the Bank would be exceeded or (C) the aggregate Stated Amount of outstanding Standby Letters of Credit, with a term extending more than one year, would exceed $1,000,000.

              (ii) The Bank has issued the following two letters of credit (as amended from time to time, the "Existing Letters of Credit") for the account of Middleby: (A) letter of credit no. C7267017, dated January 17, 1995, in the original stated amount of $152,528, the amount available under which is $38,200 as of the date hereof, and (B) letter of credit no. C7279886, dated August 15, 1995 in the original stated amount of $198,795, the amount available under which is $720,842 as of the date hereof. Upon Middleby's satisfaction of the conditions precedent set forth in SECTION 4.1 and SECTION 4.3, the Bank shall release the obligations of Sanwa Business Credit Corporation in connection with the Existing Letters of Credit and the Existing Letters of Credit shall thereafter be deemed to be Letters of Credit issued under and subject to the provisions of this Agreement with the effect that the Commitment and the Letter of Credit Commitment Sublimit shall each be reduced by the aggregate amount available thereunder and in the event that any provisions of the letter of credit applications for the Existing Letters of Credit are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall govern.

              (iii) No Standby Letter of Credit or renewal thereof shall be stated to expire later than the day fifteen (15) days prior to the Revolving Termination Date and no Trade Letter of

       Credit or renewal thereof shall be stated to expire later than the day thirty (30) days prior to the Revolving Termination Date.

       (b) PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. Whenever a Borrower desires the issuance of a Letter of Credit hereunder, it shall give the Bank at least five (5) Business Days' prior written notice specifying the requested day of issuance thereof (which day shall be a Business Day), such notice to be given prior to 10:00 a.m. (Chicago time) on the date specified for the giving of such notice. Each such notice (each, a "LETTER OF CREDIT REQUEST") shall be in the form of letter of credit application customarily used by the Bank or such other form as shall be reasonably acceptable to the Bank. No Letter of Credit shall contain any provision for payment thereunder at any time earlier than 2:00 p.m. (Chicago time) on the first Business Day after the presentation of all drafts, demands for payment and all other documents, if any, required to be presented pursuant to such Letter of Credit. Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce as in effect on the date of issuance of such Letter of Credit. On the Business Day specified by such Borrower and upon fulfillment or waiver of the applicable conditions set forth in ARTICLE IV, the Bank will issue the requested Letter of Credit for the account of such Borrower to the applicable beneficiary.

       (c) DRAWS UPON LETTERS OF CREDIT; REIMBURSEMENT OBLIGATIONS. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Bank shall give telephonic notice to the Borrower for whose account the Letter of Credit was issued (x) confirming receipt of such request and (y) of the date on or before which the Bank intends to honor such drawing, and such Borrower shall reimburse the Bank on the day on which such drawing is honored in an amount in Dollars in same day funds equal to the Dollar Equivalent amount of such drawing; PROVIDED, HOWEVER, that, anything contained in this Agreement to the contrary notwithstanding, prior to the termination of the Commitment, (i) unless a Borrower shall have notified the Bank prior to 10:00 a.m. (Chicago time) on the Business Day of such drawing that such Borrower intends to reimburse the Bank for the Dollar Equivalent amount of such drawing with funds other than the proceeds of Loans, such Borrower shall be deemed to have timely given a Notice of Borrowing to the Bank to make a Loan to such Borrower on the date on which such drawing is honored in an amount equal to the Dollar Equivalent amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in SECTION 4.2, the Bank shall, on the date of such drawing, make Reference Rate Loans to such Borrower in the Dollar Equivalent amount of such drawing, the proceeds of which shall be applied to reimburse the Bank for the amount of such drawing.

       (d) INTEREST AND FEES FOR LETTERS OF CREDIT. Each Borrower agrees to pay the following amount to the Bank with respect to Letters of Credit issued for the account of such Borrower:

                     (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by such Borrower (including any such reimbursement out of the proceeds of Loans pursuant to SUBSECTION 2.12(c) not made on the date of such drawing) at a rate which is at all times equal to 2% per annum in excess of the Reference Rate;

                     (B) with respect to the issuance of each Standby Letter of Credit, a fee equal to the Applicable Letter of Credit Fee in effect from time to time of the stated amount thereof, payable at the time of such issuance and upon each anniversary thereof; and

                     (C) such other issuance, documentary and processing charges as are customarily charged by the Bank at the time of such issuance, amendment, transfer or drawing, as the case may be.

       (e) LC OBLIGATIONS UNCONDITIONAL. Subject to the last paragraph of SUBSECTION 2.12(f), the obligation of each Borrower to reimburse the Bank for drawings made under any Letter of Credit issued for the account of such Borrower shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

              (i) any lack of validity or enforceability of this Agreement or such Letter of Credit;

              (ii) the existence of any claim, setoff, defense or other right which such Borrower or any of its Affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Persons for which any such beneficiary or transferee may be acting), the Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between such Borrower or one of its Subsidiaries and the beneficiary of such Letter of Credit);

                (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction, on the part of the
       Bank); or

                (iv) the fact that an Event of Default or a Default shall have occurred and be continuing.

       (f) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this Agreement, Middleby and each Borrower, jointly and severally, hereby agree to indemnify and hold harmless the Bank from and against any and all actions, suits, proceedings, liabilities, damages, or other claims of any kind or nature whatsoever which may be made by or asserted against the Bank as a result of (i) the issuance of any Letter of Credit for the account of such Borrower, other than as a result of the gross negligence or willful misconduct of the Bank or (ii) the failure of the Bank to honor a drawing under any such Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "GOVERNMENT ACTS"). As between each Borrower and the Bank, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Bank for such Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible (in the absence of gross negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction, on the part of the Bank): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Bank (including any Government Acts). None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

       In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank under or in connection with the Letters of Credit issued by it or the related certificates shall not put the Bank under any resulting liability to any Borrower. Notwithstanding anything to the contrary contained in this Agreement, no Borrower shall have any obligation to indemnify the Bank in respect of any liability incurred by the Bank arising solely out of the gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, of the Bank. The right of indemnification in the first paragraph of this SUBSECTION 2.12(f) shall not prejudice any rights that any Borrower may otherwise have against the Bank with respect to a Letter of Credit issued hereunder.

       (g) STATED AMOUNT. The Stated Amount of each Letter of Credit shall be such amount as the applicable Borrower and the Bank have agreed to. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

              (i) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date the Bank actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit in accordance with the terms hereof, whether or not the Bank receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, provided that any amendment which increases or renews such Letter of Credit shall be subject to the requirements of SUBSECTION 2.12(b) as if it were a new issuance; and

              (ii) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date the Bank actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date the Bank receives the written consent (including by facsimile transmission) of the Letter of Credit beneficiary or beneficiaries to such reduction, which written consent must be dated on or after the date of the amendment issued by the Bank purporting to effect such reduction.

       2.13   EXTENSION OF THE COMMITMENT.

              (a) "CURRENT COMMITMENT TERMINATION DATE" shall initially be February 28, 2001. On any Business Day that is not less than 30 days nor more than 60 days prior to two (2) years prior to the Current Commitment Termination Date then in effect, Middleby may, by written notice (an "EXTENSION

       REQUEST") given to the Bank, request that the Current Commitment Termination Date be extended. Each such Extension Request shall contemplate an extension of the Current Commitment Termination Date to a date that is one year after the Current Commitment Termination Date then in effect (the "EXTENDED TERMINATION DATE").

              (b) The Bank may, in its sole discretion, consent to a requested extension by giving written notice thereof to Middleby by not later than the Business Day that is 31 days after the date of the Extension Request. Failure on the part of the Bank to respond to the Extension Request by such date shall be deemed to be a denial of such request by the Bank.

              (c) The Current Commitment Termination Date, in the event that the Bank shall not consent to such Extension Request, shall continue to be the existing Current Commitment Termination Date (the "EARLIER TERMINATION DATE"). The Current Commitment Termination Date, in the event that the Bank shall consent to such Extension Request, shall continue to be the Earlier Termination Date until the end of the day immediately preceding the Current Commitment Termination Date then in effect, at which time the Current Commitment Termination Date shall become the Extended Termination Date referenced in the Extension Request.


                                     ARTICLE III

                        TAXES, YIELD PROTECTION AND ILLEGALITY

       3.1 TAXES. (a) Any and all payments by the Borrowers to the Bank under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each Borrower shall pay all Other Taxes applicable to such Borrower.

              (b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to the Bank, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Bank receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                 (ii) such Borrower shall make such deductions and withholdings;

                (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                 (iv) such Borrower shall also pay to the Bank, at the time interest is paid, all additional amounts which the Bank specifies are necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

              (c) Each Borrower agrees to indemnify and hold harmless the Bank for the full amount of Taxes, Other Taxes, and Further Taxes applicable to such Borrower in the amount that the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank makes written demand therefor.

              (d) If any Borrower is required to pay any amount to the Bank pursuant to subsection (b) or (c) of this Section, then the Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of the Bank is not otherwise disadvantageous to the Bank.

       3.2 ILLEGALITY. (a) If the Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for the Bank or its applicable Lending Office to make Offshore Rate Loans or issue Letters of Credit (including Offshore Rate Loans or Letters of Credit in any Applicable Currency), then, on notice thereof by the Bank to Middleby, any obligation of the Bank to make Offshore Rate Loans or issue Letters of Credit shall be suspended until the Bank notifies Middleby that the circumstances giving rise to such determination no longer exist.

              (b) If the Bank determines that it is unlawful to maintain any Offshore Rate Loan, each Borrower shall, upon receipt of notice of such fact and demand from the Bank, prepay in full such Offshore Rate Loans to such Borrower then outstanding, together with interest accrued thereon and amounts required under SECTION 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If any Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the Bank, in the amount of such repayment, a Reference Rate Loan.

              (c) If the obligation of the Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, any Borrower may elect, by giving notice to the Bank that all Loans which would otherwise be made by the Bank to such Borrower as Offshore Rate Loans shall be instead Reference Rate Loans.

              (d) Before giving any notice under this Section, the Bank shall designate a different Lending Office with respect to its Offshore Rate Loans or the issuance of Letters of Credit if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

       3.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If the Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by the Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans to any Borrower or issuing or maintaining any Letter of Credit, then for the account of any Borrower such Borrower shall be liable for, and shall from time to time, upon demand, pay to the Bank, additional amounts as are sufficient to compensate the Bank for such increased costs.

              (b) If the Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration the Bank's or such corporation's policies with respect to capital adequacy and the Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, Letters of Credit, credits or obligations under this Agreement, then, upon demand of the Bank to Middleby, Middleby shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

       3.4 FUNDING LOSSES. Each Borrower shall reimburse the Bank and hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

              (a) the failure of such Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan or any Quoted Rate Loan made to such Borrower;

              (b) the failure of such Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

              (c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under SECTION 2.6;

              (d) the prepayment by such Borrower (including pursuant to SECTION 2.6 or 2.7) or other payment (including after acceleration thereof) of an Offshore Rate Loan or a Quoted Rate Loan on a day that is not the last day of the relevant Interest Period or Quoted Rate Interest Period, respectively; or

              (e) the automatic conversion under SECTION 2.4 of any Offshore Rate Loan made to such Borrower to a Reference Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans to such Borrower or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any such Offshore Currency Loans. For purposes of calculating amounts payable by any Borrower to the Bank under this Section and under SUBSECTION 3.3(A), each Offshore Rate Loan made by the Bank to such Borrower (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank offshore market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

       3.5 INABILITY TO DETERMINE RATES. If the Bank determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify Middleby and the applicable Borrower(s). Thereafter, the obligation of the Bank to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Bank revokes such notice in writing. Upon receipt of such notice, the applicable Borrower(s) may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it (or them). If any such Borrower does not revoke such Notice, the Bank shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Reference Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Reference Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

       3.6 CERTIFICATES OF BANK. The Bank, if claiming reimbursement or compensation under this ARTICLE III, shall deliver to any Borrower a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on such Borrower in the absence of manifest error.

       3.7    SURVIVAL.  The agreements and obligations of the Borrowers in this
Article III shall survive the payment of all other Obligations.


                                      ARTICLE IV

                                 CONDITIONS PRECEDENT

       4.1 CONDITIONS OF INITIAL LOANS AND LETTERS OF CREDIT. The obligation of the Bank to make its initial Loan or issue its initial Letter of Credit hereunder is, in addition to satisfaction of the conditions precedent set forth in SECTION 4.2 and SECTION 4.3, subject to the condition that the Bank shall have received all of the following, in form and substance satisfactory to the
Bank:

              (a)    LOAN DOCUMENTS.

                     (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower;

                     (ii) the Note of each Guarantor conforming to the requirements hereof and executed by a duly authorized officer of such Guarantor;

                     (iii) the Guaranty executed and delivered by duly authorized officers of the Guarantors; and

                     (iv) the Support Agreement, executed and delivered by a duly authorized officer of the Parent Corporation.

              (b)    RESOLUTIONS; INCUMBENCY.

                     (i) a copy of the resolutions of the board of directors of each Guarantor authorizing the execution, delivery and performance by it of this Agreement and the other Loan Documents to which it is a party, certified as of the initial Closing Date by the Secretary or an Assistant Secretary of such Guarantor; and

                 (ii) a certificate of the Secretary or Assistant Secretary of each Guarantor, dated the initial Closing Date, certifying the names and true signatures of the officers of such Guarantor authorized to execute, deliver and perform this Agreement, and the other Loan Documents to which it is a party.

              (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                     (i) the articles or certificate of incorporation and the bylaws of each Guarantor as in effect on the initial Closing Date, certified by the Secretary or Assistant Secretary of such Guarantor as of the initial Closing Date; and

                 (ii) good standing certificates for each Guarantor from the Secretary of State of the relevant state(s).

              (d) PAYMENT OF FEES. Evidence of payment by Middleby of all accrued and unpaid fees, including a non-refundable closing fee in an amount of $20,000 to the Bank, costs and expenses to the extent then due and payable on the initial Closing Date, together with Attorney Costs of the Bank to the extent invoiced prior to or on the initial Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Bank's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Middleby and the Bank), including any such costs, fees and expenses arising under or referenced in SECTION 9.4.

              (e) RELEASE DOCUMENTS. Duly executed Release Documents, in form and substance satisfactory to the Bank.

              (f) FIFTH AMENDMENT TO NOTE AGREEMENT. An original or certified copy of the Fifth Amendment dated as of March 18, 1998 to the Note Agreement, in form and substance satisfactory to the Bank, executed by all parties thereto.

              (g) INTERCREDITOR AGREEMENT. The Intercreditor Agreement executed by all parties thereto.

              (h) LEGAL OPINION. An opinion of counsel to the Parent Corporation and the Guarantors addressed to the Bank in form and substance acceptable to the Bank and its counsel.

              (i) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Bank may request.

       4.2 ADDITIONAL CONDITIONS OF INITIAL LOANS AND LETTERS OF CREDIT. The obligation of the Bank to make its initial Loan to any Borrower other than the Guarantors or issue its initial Letter of Credit for the account of any Borrower other than the Guarantors, is subject to the condition that the Bank shall have received all of the following with respect to such Borrower, in form and substance satisfactory to the Bank:

              (a) LOAN DOCUMENTS. The Note of such Borrower conforming to the requirements hereof and executed by a duly authorized officer of such Borrower.

              (b)    RESOLUTIONS; INCUMBENCY.

              (i) a copy of the resolutions of the board of directors of such Borrower authorizing the execution, delivery and performance by it of this Agreement and the Loan Documents to which it is a party, certified as of the initial Closing Date for such Loan or Letter of Credit with respect to such Borrower by the Secretary or an Assistant Secretary of such Borrower; and

              (ii) a certificate of the Secretary or Assistant Secretary of such Borrower, dated the initial Closing Date for such Loan or Letter of Credit with respect to such Borrower, certifying the names and true signatures of the officers of such Borrower authorized to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party.

              (c) ORGANIZATION DOCUMENTS. The articles or certificate of incorporation and the bylaws of such Borrower as in effect on the initial Closing Date for such Loan or Letter of Credit, certified by the Secretary or Assistant Secretary of such Borrower, as of such Closing Date.

              (d) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Bank may request.

       4.3 CONDITIONS TO ALL BORROWINGS AND LETTER OF CREDIT ISSUANCES. The obligation of the Bank to make any Loan (including its initial Loan) and to issue a Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or date of issuance of such Letter of Credit:

              (a) NOTICE OF BORROWING OR ISSUANCE. The Bank shall have received a Notice of Borrowing or in the case of any Letter of Credit issuance, a Letter of Credit Request;

              (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in ARTICLE V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date or date of issuance of such Letter of Credit (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

              (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or issuance of such Letter of Credit.

Each Notice of Borrowing and Letter of Credit Request submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower and the other Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date or date of issuance, as the case may be, that the conditions in
SECTION 4.2 are satisfied.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

       Middleby and, to the extent related thereto, each other Borrower represents and warrants to the Bank that, after giving effect to the Closing
Transactions:

       5.1    CORPORATE EXISTENCE AND POWER.  Middleby and each of its
Subsidiaries:

              (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

              (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Transaction Documents to which it is a party;

              (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and

              (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

       5.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower of this Agreement and each other Transaction Document to which such Borrower is party, have been duly authorized by all necessary corporate action, and do not and will not:

              (a) contravene the terms of any of such Borrower's or its Subsidiaries' Organization Documents;

              (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation, including, without limitation, the Note Agreement, to which such Borrower or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which such Borrower or its Subsidiaries or their property is subject; or

              (c)    violate any Requirement of Law.

       5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or any of its Subsidiaries of this Agreement or any other Transaction Document to which it is a party.

       5.4 BINDING EFFECT. This Agreement and each other Transaction Document to which each Borrower is a party constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

       5.5 LITIGATION. Subject to SCHEDULE 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Borrower, or its Subsidiaries or any of their respective properties which:

              (a) purport to affect or pertain to this Agreement or any other Transaction Document, or any of the transactions contemplated hereby or thereby; or

              (b) if determined adversely to such Borrower or its Subsidiaries could reasonably be expected to have a Material Adverse Effect.
No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

       5.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower. As of the date hereof and as of the initial Closing Date and after giving effect to the Closing Transactions, neither any Borrower nor any Subsidiary of any Borrower is or will be in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the initial Closing Date, create an Event of Default under SUBSECTION 8.1(e).

       5.7    ERISA COMPLIANCE.

              (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and, to the best knowledge of Middleby, nothing has occurred which would cause the loss of such
qualification.   Each of Middleby and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

              (b) There are no pending or, to the best knowledge of Middleby, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

              (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Middleby nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Middleby nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Middleby nor any ERISA Affiliate has engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

       5.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by SECTION
6.12 and SECTION 7.7. Neither any Borrower nor any Subsidiary of any Borrower is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

       5.9 TITLE TO PROPERTIES. Each Borrower and each Subsidiary of such Borrower have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the initial Closing Date and after giving effect to the Closing Transactions, the property of Middleby and its Subsidiaries will be subject to no Liens, other than Permitted Liens.

       5.10 TAXES. All tax returns required to be filed by each Borrower or any of its Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon each Borrower or any its Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1990, the federal income tax liability of Middleby and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional federal income tax has expired or Middleby and its Subsidiaries have entered into an agreement with the IRS closing conclusively the total tax liability for the taxable year. Middleby does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional federal or state income taxes due since said date is pending or to the knowledge of Middleby threatened. The provisions for taxes on the books of Middleby and its Subsidiaries are adequate for all open years, and for its current fiscal period.

       5.11 FINANCIAL CONDITION. (a) The consolidated balance sheets of the Parent Corporation and its consolidated Subsidiaries as of December 31, 1994, December 30, 1995 and December 28, 1996 and the statements of earnings and cash flows and changes in shareholders' equity for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Parent Corporation or Middleby and otherwise without qualification except as therein noted, by Arthur Andersen & Co., have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Parent Corporation and its consolidated Subsidiaries as of such dates and the results of their operations and changes in their cash flows for such periods. The unaudited consolidated balance sheets of the Parent Corporation and its consolidated Subsidiaries as of September 27, 1997, and the unaudited statements of earnings and cash flows for the nine month period ended on said date prepared by the Parent Corporation have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Parent Corporation and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such period.

       (b) Since December 28, 1996, subject to SCHEDULE 5.11, there has been no change in the condition, financial or otherwise, of the Parent Corporation and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

       5.12 ENVIRONMENTAL MATTERS. Middleby conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on the business, operations and properties of Middleby and its Subsidiaries, and as a result thereof Middleby has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

       5.13 REGULATED ENTITIES. No Borrower, any Person controlling any Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

       5.14 NO BURDENSOME RESTRICTIONS. Neither any Borrower nor any Subsidiary of any Borrower is a party to or bound by any Contractual Obligation, or subject to any restriction in any

Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

       5.15   COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.  Subject to
SECTION 5.5, each Borrower and its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Borrower or any Subsidiary of such Borrower infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

       5.16 SUBSIDIARIES. As of the date hereof, Middleby has no Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE 5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of SCHEDULE 5.16. SCHEDULE 5.16 hereto states the name of each of Middleby's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Middleby and/or its Subsidiaries. Middleby and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien, except as set forth in SCHEDULE 5.16. All such shares have been duly issued and are fully paid and non-assessable.

       5.17 INSURANCE. The properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or such Subsidiary operates.

       5.18 FULL DISCLOSURE. None of the representations or warranties made by any Borrower in the Loan Documents to which it is a party as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary of such Borrower in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

       5.19 INDEBTEDNESS. SCHEDULE 7.5 attached hereto correctly describes all Indebtedness, capitalized leases and operating leases of the Parent Corporation, Middleby and their Subsidiaries outstanding on the date hereof.

       5.20 CAPITAL STOCK. The authorized and outstanding capital stock of each Borrower is set forth in SCHEDULE 5.16 attached hereto. Neither any Borrower nor any of its Subsidiaries has outstanding any warrants, options, convertible securities or preemptive or other rights for the purchase of capital stock of such Borrower or any of its Subsidiaries.

       5.21 FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither any Borrower nor any Affiliate of any Borrower is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any federal statue or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

       5.22 YEAR 2000 COMPLIANCE. Middleby and its Subsidiaries have conducted a comprehensive review and assessment of their computer applications with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use of any date after December 31, 1999 in connection therewith. Based on the foregoing review, assessment and inquiry, Middleby reasonably believes that no such defect will result in a Material Adverse Effect.



                                      ARTICLE VI

                                AFFIRMATIVE COVENANTS

       So long as the Commitment hereunder shall remain in effect, any Letter of Credit shall remain outstanding or any Loan or other Obligation shall remain unpaid or unsatisfied:

       6.1    FINANCIAL STATEMENTS.  Middleby shall deliver to the Bank:

              (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended January 3, 1998), a copy of the audited consolidated balance sheet of the Parent Corporation and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Arthur Anderson or another nationally-recognized independent public accounting firm ("INDEPENDENT AUDITOR") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any respect, including any reason relating to a restricted or limited examination by the Independent Auditor of any material portion of the Parent Corporation's or any Subsidiary's records and shall be delivered to the Bank pursuant to a reliance agreement between the Bank and such Independent Auditor in form and substance satisfactory to the Bank;

              (b) as soon as available, but not later than 30 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended April 4, 1998), a copy of the unaudited consolidated balance sheet of Middleby and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Middleby and the Subsidiaries;

              (c) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended January 3, 1998), a copy of an unaudited consolidating balance sheet of Middleby and its Subsidiaries as at the end of such year and the related consolidating statement of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in SUBSECTION 6.1(a);

              (d) as soon as available, but not later than 30 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended April 4, 1998), a copy of the unaudited consolidating balance sheets of Middleby and its Subsidiaries, and the related consolidating statements of income, shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in SUBSECTION 6.1(b); and

              (e) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Parent Corporation sends to its shareholders, and copies of all other regular periodic and special reports and all registration statements, including, without limitation, Form 10-K Report and Form 10-Q Report, which the Parent Corporation files with the SEC or any successor thereto, or with any national securities exchange.

       6.2    CERTIFICATES; OTHER INFORMATION.  Middleby shall furnish to the
Bank:

              (a) concurrently with the delivery of the financial statements referred to in SUBSECTIONS 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer stating that no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

              (b) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of its annual business plan, in form and substance satisfactory to the Bank;

              (c) promptly, such additional information regarding the business, financial or corporate affairs of Middleby or any Subsidiary as the Bank may from time to time request.

       6.3    NOTICES.  Middleby shall promptly notify the Bank:

              (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeable will become a Default or Event of Default;

              (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Middleby or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Middleby or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Middleby or any Subsidiary, including pursuant to any applicable Environmental Laws;

              (c) of the occurrence of any of the following events affecting Middleby or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Middleby or any ERISA Affiliate with respect to such event:

                     (i)    an ERISA Event;

                 (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Middleby or any ERISA Affiliate; or

                 (iv)       the adoption of any amendment to a Plan subject to
       Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;


              (d) the occurrence of a "Default" as defined in the Note Agreement, whether or not such Default has been waived or cured; and

              (e) of any material change in accounting policies or financial reporting practices by Middleby or any of its consolidated Subsidiaries.

              Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Middleby or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under SUBSECTION 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

       6.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. Middleby shall, and shall cause each of its Subsidiaries to:

              (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

              (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by SECTION 7.3 and sales of assets permitted by SECTION 7.2;

              (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

              (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       6.5 MAINTENANCE OF PROPERTY. Middleby shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its equipment and facilities which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where, in either case, the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by SECTION 7.2. Middleby and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

       6.6 INSURANCE. Middleby shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

       6.7 PAYMENT OF OBLIGATIONS. Middleby shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

              (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP;

              (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; provided, however, that Middleby or any Subsidiary shall have the right to contest such claims in good faith and by appropriate proceedings; and

              (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

       6.8 COMPLIANCE WITH LAWS. Middleby shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       6.9 COMPLIANCE WITH ERISA. Middleby shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

       6.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Middleby shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Middleby and such Subsidiary. Middleby shall, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Middleby and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Middleby; PROVIDED, HOWEVER, when an Event of Default exists the Bank may do any of the foregoing at the expense of Middleby at any time during normal business hours and without advance notice.

       6.11 ENVIRONMENTAL LAWS. Middleby shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

       6.12 USE OF PROCEEDS. Each Borrower shall use the proceeds of the Loans made to such Borrower for working capital and other general corporate purposes, including funding for acquisitions, not in contravention of any Requirement of Law or of any Loan Document.

       6.13 YEAR 2000 COMPLIANCE. By December 31, 1998, Middleby shall, and shall cause each of its Subsidiaries to, commence and pursue an inquiry of its material suppliers, vendors and customers with respect to any defect in their computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use of any date after December 31, 1999 in connection therewith, and Middleby shall promptly notify the Bank if, based on the foregoing inquiry, it believes that a Material Adverse Effect could result from any such defects (taken as a whole).

       6.14 SUBSIDIARIES. Middleby shall, and shall cause Asbury to, continue to own not less than the percentage of Voting Stock of each of its Subsidiaries set forth in SCHEDULE 5.16, free and clear in each case of any Lien, except as set forth in SCHEDULE 5.16.

                                     ARTICLE VII

                                  NEGATIVE COVENANTS

       So long as the Commitment shall remain in effect hereunder, any Letter of Credit shall remain outstanding or any Loan or other Obligation shall remain unpaid or unsatisfied:

       7.1 LIMITATION ON LIENS. On and after the initial Closing Date, Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

              (a) any Lien existing on property of Middleby or any Subsidiary on the initial Closing Date, after giving effect to the Closing Transactions, and set forth in SCHEDULE 7.1 securing Indebtedness outstanding on such date;

              (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by SECTION 6.7, provided that no notice of lien has been filed or recorded under the Code;

              (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

              (d) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

              (e) Liens on the property of Middleby or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

              (f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for Middleby and its Subsidiaries do not exceed $1,000,000;

              (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Middleby and its Subsidiaries;

              (h) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, PROVIDED, HOWEVER, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof.

              (i) purchase money security interests on equipment or real property acquired or held by Middleby or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED, THAT
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property;

              (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder; and

              (k)    the Lien granted pursuant to Section 4 of the Guaranty.

       7.2 DISPOSITION OF ASSETS. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, with any Person including any of its Subsidiaries, except:

              (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business; and

              (b) dispositions not otherwise permitted hereunder which are made for fair market value; PROVIDED, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, and (ii) the aggregate value of all assets so sold by Middleby and its Subsidiaries, together, shall not exceed in any fiscal year more than 5% of the Middleby's consolidated total assets determined as of the last day of the immediately preceding fiscal year.

       7.3 MERGERS, SUBSIDIARIES, ETC. Middleby shall not, and shall not suffer or permit any Subsidiary to:

              (a) be a party to any merger or consolidation except (i) a Subsidiary may merge with Middleby, provided that Middleby shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and (ii) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to Middleby or another Subsidiary that is a Wholly-Owned Subsidiary;

              (b) purchase or otherwise acquire any assets or capital stock of any Person without the prior written consent of the Bank except where (i) the aggregate value of all assets so acquired by Middleby and its Subsidiaries, together, is not greater than $10,000,000 in any fiscal year (including the value of any stock issued, assets exchanged or transaction expenses incurred to consummate such Acquisition), (ii) the assets so acquired shall be useful and are intended to be used in the substantially similar line of business of Middleby and its Subsidiaries on the initial Closing Date, (iii) it is not an unfriendly Acquisition, and (iv) there is no Event of Default or Default after giving effect to such Acquisition.

       7.4 LOANS AND INVESTMENTS. Middleby shall not purchase or acquire, or suffer or permit any of its Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate, the Parent Corporation or any Subsidiary of Middleby (together, "INVESTMENTS"), except for:

              (a) Investments held by Middleby or any Subsidiary in the form of cash equivalents or short term marketable securities;

              (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

              (c) extensions of credit by Middleby to its Subsidiaries existing on the date hereof and set forth on SCHEDULE 7.5;

              (d)    the obligations of the Guarantors under the Guaranty;

              (e) other extensions of credit by Middleby to its Subsidiaries which shall not exceed at any one time outstanding, or by any one of its Subsidiaries to other Subsidiaries which shall not exceed, in each case at any one time outstanding $1,000,000 for Middleby's fiscal year ending on or about December 31, 1998,

$2,000,000 for Middleby's fiscal year ending on or about December 31, 1999, and $3,000,000 for Middleby's fiscal year ending on or about December 31, 2000 and each fiscal year thereafter;

              (f) investments incurred in order to consummate Acquisitions; PROVIDED, that (i) the entity acquired shall be in the same line of business as that carried on by Middleby and its Subsidiaries as of the date hereof,
(ii) such Acquisition is undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) on a pro forma basis after giving effect to such Acquisition (including any Indebtedness to be incurred in connection therewith), no Default or Event of Default will exist;

              (g) subject to SECTION 7.7, Investments in publicly traded equity securities; and

              (h) additional investments by Middleby in its Subsidiaries, either by way of the purchase of the capital stock of, or equity contributions to, such Subsidiaries, not to exceed $2,500,000 in the aggregate.

       7.5 LIMITATION ON INDEBTEDNESS. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

              (a) Indebtedness incurred pursuant to this Agreement or otherwise owing to the Bank and its Affiliates;

              (b) Indebtedness consisting of Contingent Obligations permitted pursuant to SECTION 7.8;

              (c)    Indebtedness existing on the date hereof and set forth in
SCHEDULE 7.5;

              (d)    Indebtedness incurred in connection with capital leases;

              (e) Indebtedness incurred in connection with Liens permitted under SECTION 7.1;

              (f) Indebtedness incurred in connection with the Acquisitions permitted under SECTION 7.3(b) only to the extent that such Indebtedness is unsecured financing by a seller of product lines to Middleby and the payment of principal amount of which is subordinated to the payment of the Obligations;

              (g)    Indebtedness permitted under SECTION 7.4(e); and

              (h) Other Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $1,000,000.

       7.6 TRANSACTIONS WITH AFFILIATES. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of Middleby or any Subsidiary except upon fair and reasonable terms no less favorable to Middleby or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Middleby or such Subsidiary.

       7.7 USE OF PROCEEDS. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of Middleby or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (e) to make any unfriendly Acquisition.

       7.8 CONTINGENT OBLIGATIONS. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

              (a) endorsements for collection or deposit in the ordinary course of business;

              (b) Contingent Obligations of Middleby and its Subsidiaries existing as of the initial Closing Date (after giving effect to the Closing Transactions) and listed in SCHEDULE 7.8;

              (c) Contingent Obligations in respect of Indebtedness owed to the Bank and its Affiliates; and

              (d) Contingent Obligations incurred in the ordinary course of business and not exceeding at any time $1,000,000 in the aggregate in respect of Middleby and its Subsidiaries together.

       7.9 RESTRICTED PAYMENTS. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except:

              (a) in the case of Middleby, dividends to pay Corporate Overhead Expense in an amount not to exceed $1,000,000 in any fiscal year, unless before or after giving effect thereto (on a pro


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

forma basis) a Default or Event of Default has occurred and is continuing; and

              (b) in the case of the Subsidiaries of Middleby, any such payment, distribution, purchase, redemption or other acquisition, if before and after giving effect thereto (on a pro forma basis) no Default or Event of Default has occurred and is continuing.

       7.10 ERISA. Middleby shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of such Person in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

       7.11   CHANGE IN BUSINESS.

              (a) Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, engage in any general line of business substantially different from those lines of business carried on by Middleby and its Subsidiaries on the initial Closing Date.

              (b) Except set forth in SCHEDULE 5.16, Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, create any Subsidiary or become a partner or joint venturer with any third party.

       7.12 ACCOUNTING CHANGES. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Middleby or of any Subsidiary.

       7.13   FINANCIAL COVENANTS.

              (a) MINIMUM TANGIBLE NET WORTH. Middleby and its Subsidiaries on a consolidated basis shall maintain at all times Tangible Net Worth equal to or greater than the sum of (a) an amount equal to 90% of Tangible Net Worth as of January 3, 1998 PLUS (b) an amount equal to 50% of Net Income earned during each of its fiscal quarters beginning with its fiscal quarter commencing January 4, 1998 (without reduction for net losses, if any).

              (b) RATIO OF INDEBTEDNESS TO EBITDA. Middleby and its Subsidiaries on a consolidated basis shall maintain a ratio of (a) Indebtedness to (b) EBITDA, measured at the end of each fiscal quarter for the four (4) immediately preceding fiscal quarters then ended, of not more than 3.5: 1.0. For purposes of testing compliance with this covenant, the term (i) "Indebtedness" shall include the present value of all capital lease obligations of


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

Middleby and the Subsidiaries, determined as of any date the ratio is to be determined , and (ii) in the event that Middleby or any of its Subsidiaries shall have made an Acquisition involving any Person during any such fiscal quarter, the term "EBIDTA" shall include the allocable earnings before interest, taxes, depreciation and amortization for the four (4) most recently completed fiscal quarters of such Person determined in accordance with GAAP, and, if GAAP is not applicable, determined in a manner agreed to in writing by the Bank and Middleby.

              (c) FIXED CHARGE COVERAGE RATIO. Middleby and its Subsidiaries on a consolidated basis shall maintain a Fixed Charge Coverage Ratio, measured at the end of each fiscal quarter for the four (4) immediately preceding fiscal quarters then ended, of not less than 1.25:
1.00. In the event that Middleby or any of its Subsidiaries shall have made an Acquisition involving any Person during such immediately preceding fiscal quarter, then for purposes of calculating the Fixed Charge Coverage Ratio, Net Income shall include the allocable net income (adjusted as provided in the definition of the term "Fixed Charge Coverage Ratio") of such Person for the four (4) most recently completed fiscal quarters of such Person determined in accordance with GAAP, and, if GAAP is not applicable, determined in a manner agreed to in writing by the Bank and Middleby.

              (d) CAPITAL EXPENDITURES. Middleby shall not, and not permit its Subsidiaries to, make (or commit to make) capital expenditures if, after giving effect thereto, the aggregate amount of all such capital expenditures (excluding Acquisitions permitted under SECTION 7.3(b)) made by Middleby and its Subsidiaries on a consolidated basis would exceed in any one fiscal year the sum of (1) $3,000,000, PLUS (ii) 200% of depreciation expense of the immediately preceding fiscal year. In the event that Middleby or any of its Subsidiaries shall have made an Acquisition during such immediately preceding fiscal year, then for purposes of computing depreciation expense under clause
(ii) of the immediately preceding sentence, Middleby and its Subsidiaries may include a full year's depreciation with respect to the assets acquired in such Acquisition.

       7.14 NEGATIVE PLEDGE. Middleby shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, enter into any agreement with any Person that prohibits or restricts or limits the ability of Middleby or its Subsidiaries to create, incur, pledge, or suffer to exist any Lien upon any assets of Middleby or its Subsidiaries, except as provided in the Note Agreement.


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

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

       8.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

              (a) NON-PAYMENT. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan made to such Borrower, or (ii) within five (5) Business Days after the same becomes due, any interest, fee or any other amount payable by such Borrower hereunder or under any other Loan Document to which it is a party; or

              (b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

              (c) SPECIFIC DEFAULTS. Middleby or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of
SECTION 6.1, 6.2, 6.3, 6.4, or 6.9 or in ARTICLE VII; or

              (d) OTHER DEFAULTS. Any Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document to which it is a party, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to Middleby and such Borrower by the Bank; or

              (e) CROSS-DEFAULT. Middleby or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of


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

such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) defaults in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period) of any obligation or agreement to or with the Bank or any Affiliate (other than any obligation or agreement of any Borrower hereunder or under its Note); or

              (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. Middleby or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

              (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against Middleby or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Middleby's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Middleby or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Middleby or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

              (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Middleby or any ERISA affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) Middleby or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000; or

              (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards


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

is entered against Middleby or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more or in excess of $5,000,000 in the aggregate, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of the lesser of 30 days or the applicable statutory appeal period after the entry thereof; or

              (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against Middleby or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

              (k)  CHANGE OF CONTROL.  There occurs any Change of Control; or

              (l) GUARANTOR DEFAULTS. Either Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement in the Guaranty; or the Guaranty shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise cease to be in full force and effect, or either Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or

              (m) BA LEASING DOCUMENTS. Any "Event of Default" under any of the BA Leasing Documents; or

              (n) NOTE AGREEMENT. Any "Event of Default" under the Note Agreement; or

              (o) SUPPORT AGREEMENT. The Parent Corporation fails to observe or perform any covenant, agreement or warranty made by the Parent Corporation under the Support Agreement, unless the Bank has agreed to the termination of the Support Agreement pursuant to SECTION 9.11.

       8.2    REMEDIES.  If any Event of Default occurs, the Bank may

              (a) declare its commitment to make Loans to be terminated, whereupon such commitment shall be terminated;

              (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and


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

              (c) exercise all rights and remedies available to it under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection (f) or (g) of SECTION 8.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of the Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

       In addition to the foregoing, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Bank, Middleby and each applicable Borrower, jointly and severally, agree to deposit in Dollars in an account (the "LETTER OF CREDIT CASH COLLATERAL ACCOUNT") maintained with the Bank in the name of Middleby, cash in an amount equal to the Dollar Equivalent of the aggregate undrawn Stated Amount of all outstanding Letters of Credit issued for the account of such Borrower, any other outstanding LC Obligations of such Borrower and all fees and other amounts due or which may become due with respect thereto. Neither Middleby nor any such Borrower shall have any control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Bank from time to time in certificates of deposit of the Bank having a maturity not exceeding thirty days or in other short term funds as the Bank may in its sole judgment determine. Such funds shall be promptly applied by the Bank to reimburse it for drafts drawn from time to time under such Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all LC Obligations of such Borrower in full or the earlier termination of all Events of Default shall, unless the Bank is otherwise directed by a court of competent jurisdiction, be promptly paid over to Middleby.

       8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE IX

                                 MISCELLANEOUS

       9.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       9.2 NOTICES. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by a Borrower by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 9.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 9.2; or, to such other address as shall be designated by such party in a written notice to the other party.

              (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to ARTICLE II or IX shall not be effective until actually received by the Bank.

              (c) Any agreement of the Bank herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Bank shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrower to give such notice and the Bank shall not have any liability to any Borrower or any other Person on account of any action taken or not taken by the Bank in reliance upon such telephonic or facsimile notice. The obligation of each Borrower to repay the Loans made to it and the other Obligations of such Borrower shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

       9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

       9.4    COSTS AND EXPENSES.  Middleby shall:

              (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Bank within ten Business Days after demand (subject to SUBSECTION 4.1(e)) for all costs and expenses incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by the Bank with respect thereto; and

              (b) pay or reimburse the Bank within five Business Days after demand (subject to SUBSECTION 4.1(e)) for all costs and expenses (including Attorney Costs) incurred by the Bank in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

       9.5 BORROWERS' INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, each Borrower, joint and severally, shall indemnify, defend and hold the Bank-Related Persons, the Bank and each of its officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans or replacement of the Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that no Borrower shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

       9.6 PAYMENTS SET ASIDE. To the extent that any Borrower makes a payment to the Bank, or the Bank exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

       9.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank.

       9.8 ASSIGNMENTS, PARTICIPATIONS, ETC. (a) The Bank may, with the written consent of Middleby at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of Middleby shall be required in connection with any assignment and delegation by the Bank to an Eligible Assignee that is an Affiliate of the Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the LC Obligations, the Commitment and the other rights and obligations of the Bank hereunder; PROVIDED, HOWEVER, that the Borrowers may continue to deal solely and directly with the Bank in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers by the Bank.

              (b) The Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of any Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment of the Bank and the other interests of the Bank (the "originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, and (iii) the Borrowers shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents. In the case of any such participation, the Participant shall be entitled to the benefit of SECTIONS 3.1, 3.3 and 9.5 as though it were also the Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Bank under this Agreement.

              (c) Notwithstanding any other provision in this Agreement, the Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

       9.9 SET-OFF. In addition to any rights and remedies of the Bank provided by law, if an Event of Default exists or the Loans have been accelerated, the Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Bank to or for the credit or the account of the Borrowers against any and all Obligations owing to the Bank, now or hereafter existing, irrespective of whether or not the Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. The Bank agrees promptly to notify Middleby after any such set-off and application made by the Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

       9.10 AUTOMATIC DEBITS OF FEES. With respect to any fee or other cost or expense due and payable by any Borrower to the Bank under the Loan Documents, each Borrower hereby irrevocably authorizes the Bank to debit any deposit account of such Borrower with the Bank in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in the Bank's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

       9.11 TERMINATION OF SUPPORT AGREEMENT. In the event that the Bank receives evidence satisfactory to it that the Notes as defined in and issued under the Note Agreement have been paid in full, together with all other amounts owing by Middleby under the Note Agreement, the Bank agrees to review the financial condition and prospects of Borrower and its Subsidiaries, and based upon such review, but in its sole discretion, the Bank may agree to the termination of the Support Agreement.

       9.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

       9.13 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

       9.14 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Bank and the Bank-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

       9.15 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

              (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS AND THE BANK EACH CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS AND THE BANK IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS AND THE BANK EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

       9.16 WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK EACH WAIVE ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY BANK-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR

ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

       9.17 JUDGMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Borrower in respect of any such sum due from it to the Bank hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in the Judgment Currency, the Bank may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Bank in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Bank in such currency, the Bank agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

       9.18 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between the Borrowers and the Bank, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

       9.19 INTERCREDITOR AGREEMENT. The Bank and the Borrowers agree that they, and any other Person that becomes a party to this Agreement, shall be bound by the terms and provisions of the Intercreditor Agreement.

                            [signature page to follow]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by its proper and duly authorized officers as of the day and year first above written.


                                          MIDDLEBY MARSHALL INC.


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------

                                          MIDDLEBY PHILIPPINES CORPORATION


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------

                                          MIDDLEBY JAPAN CORPORATION


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------

                                          ASBURY WORLDWIDE (TAIWAN) CO., LTD.


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------


                                          ASBURY ASSOCIATES, INC.


                                          ASBURY WORLDWIDE KOREA CO., LTD.


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------

                                          INTERNATIONAL CATERING EQUIPMENT AND
                                          SUPPLIES, INC.


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------

                                          ASBURY MEXICO, S.A. DE C.V.


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------

                                          ASBURY, S.L.


                                          By:    /s/ John J. Hastings
                                            ----------------------------------
                                          Title:   Executive Vice President
                                                ------------------------------

                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION


                                          By:    /s/ Thomas E. Hall
                                            ----------------------------------
                                          Title:   Vice President
                                                ------------------------------

                                   SCHEDULE 5.5

                         ACTIONS PENDING OR THREATENED


     ENERSYST DEVELOPMENT CENTER, LLC, MIDDLEBY MARSHALL INC., AND LINCOLN FOODSERVICE PRODUCTS, v. G.S. BLODGETT CORPORATION

     United States District Court for Northern District of Texas, Dallas Division, Case No. 3-97CV2722-P


     This is an action brought by Middleby and others alleging infringement by Blodgett of a patent used in Middleby's conveyor ovens. Blodgett has filed a counterclaim alleging invalidity of the patent.

                                   SCHEDULE 5.11

              CHANGE IN FINANCIAL CONDITION OF PARENT CORPORATION AND
                     CONSOLIDATED SUBSIDIARIES SINCE 12/28/96


1.  Public stock issuance by the Parent Corporation in 4th quarter 1997

2. Completion of the sale of the assets of Victory Refrigeration Company in January 1997

3. Sale/Leaseback by Middleby with B.A. Leasing & Capital Corporation in December 1997

                                    SCHEDULE 5.16

                                      PART (a)
                SUBSIDIARIES OF MIDDLEBY MARSHALL INC. ("MIDDLEBY")


                                                               Percentage of
                                         Jurisdiction of        Voting Stock
Name                                     Incorporation              Owned
----                                     --------------        ---------------
Asbury Associates, Inc. ("AAI")          Florida               91% by Middleby(1)

Middleby Philipplines Corporation        Philippines           80% by Middleby(2)

Asbury Worldwide (Taiwan) Co., Ltd.      Taiwan                80% by Middleby(3)

Middleby Japan Corporation               Japan                 80% by Middleby(4)

Asbury Worldwide Korea Co., Ltd.         Korea                 100% by AAI

International Catering Equipment and     Philippines           100% by AAI
Supplies, Inc.

Asbury Mexico, S.A. de C.V.              Mexico                100% by AAI

Asbury, S.L.                             Spain                 100% by AAI



---------------------
     (1) Subject to Asbury Associates, Inc. Stock Voting and Restriction Agreement dated August 2, 1990, as amended.

     (2) Subject to Stock Restriction Agreement dated March 22, 1996.

     (3) Subject to Joint Venture Agreement dated April 25, 1996.

     (4) Subject to Joint Venture Agreement dated March 13, 1997.

                                   PART (B)

                        EQUITY INVESTMENTS OF MIDDLEBY



                                          JURISDICTION OF          PERCENTAGE
NAME                                       INCORPORATION           VOTING STOCK
----                                      ---------------             OWNED
                                                                   ------------

Rational Cooking Systems, Inc.          Delaware                 30% by Middleby(5)






--------------------

     (5) Subject to Agreement Concerning the Establishment of a Joint Venture Company dated September 10, 1993.

                                SCHEDULE 7.1

                               EXISTING LIENS



Sale/Leaseback by Middleby with B.A. Leasing & Capital Corporation in December 1997

                                SCHEDULE 7.5

                PERMITTED EXTENSIONS OF CREDIT AND INDEBTEDNESS

1. Middleby Philippines Corporation is indebted to (i) Middleby in the amount of approximately $4,300,000, and (ii) PCI Bank for a term loan with a balance of approximately $1,850,000.

2. Middleby Japan Corporation is indebted to Middleby in the amount of approximately $240,000.

3. $15,000,000 aggregate principal amount of Notes of Middleby outstanding under the Note Agreement.

4.   Sale/Leaseback by Middleby with B.A. Leasing & Capital Corporation.

5.   Woolverton Note of Middleby in the principal amount of $26,000.

                                SCHEDULE 7.8

                     EXISTING CONTINGENT OBLIGATIONS


1. Middleby has guaranteed the payment by the purchaser of the assets of Victory Refrigeration Company of rental payable under its plant Lease. As of 1/3/98 the total guaranteed rental was approximately $368,000. Rental is payable at the rate of approximately $52,000 per month.

2. Middleby has guaranteed a term loan of PCI Bank to Middleby Philippines Corporation with a balance of approximately $1,850,000.

3. The Existing Letters of Credit (as defined in the Multicurrency Credit Agreement).





                                     SCHEDULE 9.2

                        LENDING OFFICES; ADDRESSES FOR NOTICES

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

Address for Notices:

Bank of America National Trust and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Sharon Sadilek
            Telephone:  312-828-7511
            Facsimile:  312-974-1624

Address for Payments:

CURRENCY                             ACCOUNT
--------                             -------
Dollars                              Bank of America National Trust
                                     and Savings Association
                                     ABA No. 071-000-039
                                     Ref: Middleby Marshall Inc.
                                                 or
                                          via direct debit to
                                         Middleby Marshall Inc.
                                      Checking Account No. 75-96960

Pounds Sterling                     Bank of America National Trust
                                    and Savings Association London
                                    Attn: Grand Cayman Unit #1207
                                    Account No. 96272-027
                                    Ref:  Middleby Marshall Inc.

Deutsche Marks                      Bank of America National Trust
                                    and Savings Association
                                    Frankfurt
                                    Attn: Grand Cayman Unit #1207
                                    Account No. 96272-024
                                    Ref:  Middleby Marshall Inc.

Japanese Yen                        Bank of America National Trust
                                    and Savings Association Tokyo
                                    Attn: Grand Cayman Unit #1207
                                    Account No. 96272-011
                                    Ref:  Middleby Marshall Inc.

French Francs                       Bank of America National Trust
                                    and Savings Association Paris
                                    Attn: Grand Cayman Unit #1207
                                    Account No. 96272-049
                                    Ref:  Middleby Marshall Inc.


Canadian Dollars                    Bank of America National Trust
                                    and Savings Association
                                    Toronto
                                    Attn: Grand Cayman Unit #1207
                                    Account No. 65042-228
                                    Ref:  Middleby Marshall Inc.



MIDDLEBY MARSHALL INC.

Address for Notices:

Middleby Marshall Inc.
2850 West Golf Road
Suite 405
Rolling Meadows, Illinois 60008


Attention:   Chief Financial Officer
             Telephone: 847-758-3880
             Facsimile: 847-758-0595

                                      EXHIBIT A
                          TO MULTICURRENCY CREDIT AGREEMENT

                             FORM OF NOTICE OF BORROWING

                                __________ ___, 199__


Bank of America National Trust
 and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697

Attn:

Ladies and Gentlemen:

          The undersigned refers to the Multicurrency Credit Agreement, dated as of March 18, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the Borrowers party thereto, including the undersigned, and Bank of America National Trust and Savings Association and hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing, as required by Section 2.3(a) of the Credit
Agreement:

          (i)       The requested Borrowing Date for the proposed Borrowing
                    (which is a Business Day) is ______________, 199__.

          (ii)      The amount of the proposed Borrowing is $______________
                    (which shall be in a minimum amount of $50,000 or any multiple of $50,000 in excess thereof for Base Rate Loans or the Dollar Equivalent amount of $250,000 or any Dollar
                    Equivalent multiple of $50,000 in excess thereof for Offshore Rate Loans).

          (iii) The Type of Loans comprising the proposed Borrowing are [Reference] [Offshore] Rate Loans.

          (iv)      The duration of the Interest Period for each Offshore Rate
                    Loan made as part of the proposed Borrowing, if applicable, is ___________ months (which shall be 1, 2, 3 or 6 months).


          (v)       The Applicable Currency for each Offshore Currency Loan is
                    _________.


                              Very truly yours,

                              [NAME OF BORROWER]


                              By:_____________________________

                              Name:___________________________

                              Title:__________________________

                                      EXHIBIT B
                          TO MULTICURRENCY CREDIT AGREEMENT

                      FORM OF NOTICE OF CONVERSION/CONTINUATION

                                __________ ___, 199__

Bank of America National Trust
 and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697

Attn:

Ladies and Gentlemen:

          The undersigned refers to the Multicurrency Credit Agreement, dated as of March 18, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein being used herein as therein defined), among the Borrowers party thereto, including the undersigned, and Bank of America Illinois, and hereby gives you notice pursuant to Section 2.4 of the Credit Agreement that the undersigned hereby requests a [conversion] [continuation] of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such [conversion] [continuation], as required by Section 2.4(b) of the Credit Agreement:

          (i) The date of the proposed [conversion] [continuation] is ______________, 199__ (which shall be a Business Day).

          (ii) The aggregate amount of the Loans proposed to be [converted] [continued] is $______________. [Specify which part is to be converted and which part is to continued, if appropriate.]

          (iii) The Type of Loans to be [continued] [converted] are [Reference Rate Loans] [Offshore Rate Loans] and the Type of Loans resulting from the proposed [conversion] [continuation] are [Reference Rate Loans] [Offshore Rate Loans].

          (iv) The duration of the requested Interest Period for each Offshore Rate Loan made as part of the proposed [conversion] [continuation] is ___________ months (which shall be 1, 2, 3 or 6 months).

          (v) The Applicable Currency for each Offshore Currency Loan made as part of the proposed [conversion][continuation] is ________________.

                              Very truly yours,

                              [NAME OF BORROWER]


                              By:_______________________________

                              Name:_____________________________

                              Title:____________________________

                                      EXHIBIT C

                            FORM OF COMPLIANCE CERTIFICATE




Bank of America National Trust
 and Savings Association
231 South LaSalle Street
Chicago, Illinois 60697

Attn:

Ladies and Gentlemen:

     This certificate is furnished to you by Middleby Marshall Inc. (the "Company"), pursuant to Section 6.2(a) of that certain Multicurrency Credit Agreement dated as of March 18, 1998 among the Company, the Subsidiaries of the Company party thereto, and Bank of America National Trust and Savings Association (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), concurrently with the delivery of the financial statements required pursuant to Section 6.1 of the Credit Agreement. Terms not otherwise defined herein are used herein as defined in the Credit Agreement.

     The Company hereby certifies to you that:

     10. no Default or Event of Default has occurred and is continuing, except as described in Attachment 1 hereto;

     11. the financial data and computations set forth in Schedule 1 below, evidencing compliance with the covenants set forth in Section 7.13 of the Credit Agreement, are true and correct as of ________________, ____(1) (the "Computation Date"); and

     12. there have been no changes in accounting policies or financial reporting practices of the Company or any of its Subsidiaries since the date of the last compliance certificate delivered to you.




_____________________

(1) The last day of the accounting period for which financial statements are being concurrently delivered.

     The foregoing certifications, together with the computations set forth in
Schedule 1 hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of this ________ day of ______________, ____.


                              MIDDLEBY MARSHALL INC.



                              By:
                                 -----------------------------
                              Name:
                                   ---------------------------
                              Its:
                                  ----------------------------

                                     ATTACHMENT 1


                   DESCRIPTION OF ANY DEFAULTS OR EVENTS OF DEFAULT

     The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

     Except as permitted by Section 9.8 of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                                        [NAME OF BORROWER]




                                      EXHIBIT D
                          TO MULTICURRENCY CREDIT AGREEMENT

                               FORM OF PROMISSORY NOTE



US$______________(1)                                        __________,(2)

     FOR VALUE RECEIVED, _____________________, a __________ corporation (the
"Company"), on the Revolving Termination Date, hereby promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), for the account of its applicable Payment Office provided for in the Credit Agreement referred to below, the principal sum of ____________(1) United States Dollars (US$___________)(1) (or such lesser amount equal to the aggregate unpaid principal amount of Loans made by the Bank to the Company under the Credit Agreement) and to pay interest on the unpaid principal amount of each such Loan at the rates per annum and on the dates for payment of interest provided in the Credit Agreement.

     The date, amount, interest rate and duration of each Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made to the Company by the Bank.

     This Note is one of the Notes referred to in the Multicurrency Credit Agreement dated as of March 18, 1998 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement") among the Borrowers party thereto, including the Company, and the Bank, and evidences Loans made by the Bank to the Company thereunder. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.


-----------------------
     (1) Insert, in the case of Middleby and Asbury, $20,000,000, and in the case of each Foreign Borrower, the Individual Commitment Sublimit applicable thereto.

     (2)  Insert date of initial Loan to applicable Borrower.

                           SCHEDULE OF LOANS

     This Note evidences Loans made, continued or converted under the within-described Credit Agreement to the Company, on the dates, in the principal amounts and currencies, of the types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:


                     Principal Amount                                                     Amount Paid,
        Date          and Applicable        Type                                            Prepaid,      Unpaid
  Made, Continued       Currency of          of                         Duration of       Continued or   Principal    Notation
    or Converted           Loan             Loan      Interest Rate   Interest Period      Converted      Amount       Made by
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT E

                                 SANWA RELEASES

-   Patent Assignments from MMI to Security Trustee filed in the PTO

-   Trademark Assignments from MMI to Security Trustee filed in the PTO

-   UCC Financing Statement filed in central filing offices in:

          Illinois
          North Carolina
          Florida (Asbury Associates, Inc.)

    Re:   1400 Toastmaster Drive, Elgin, Illinois

          - First Mortgage from MMI to SBCC recorded in Cook County, Illinois as Doc. No. 95021661
          - Second Mortgage from MMI to SBCC recorded in Cook County, Illinois as Doc. No. 95021662
          -  UCC Filing from MMI to SBCC filed in Cook County, Illinois
          - Third Mortgage from MMI to Security Trustee recorded in Cook County, Illinois

    Re:   1100 Old Honeycutt Road, Fuquay-Varina, North Carolina

          - First Deed of Trust from MMI to Marvin Bethune recorded in Wake County in Book No. 6404, Page 880
          - Second Deed of Trust from MMI to Marvin Bethune recorded in Wake County in Book No. 6404, Page 896
          - Deed of Trust from MMI to Marvin Bethune recorded in Wake County in Book No. 6404, Page 909
          - UCC Financing Statement from MMI to Security Trustee filed in central filing office as Doc. No. 95-08722

-  Stock Pledge Agreement from MMI to Security Trustee

          Stock Certificates for 1,559 shares of Asbury Associates, Inc.

-  Assignment of Foreign Credit Insurance

              FIRST AMENDMENT TO SANWA LOAN AGREEMENT

-  Stock Pledge Agreement from Victory International, Inc. to Security
   Trustee:

          Stock Certificate(s) for shares of Victory Refrigeration Company

-  Stock Pledge Agreement from MMI to Security Trustee:

          Stock Certificate(s) for shares of Victory International, Inc.

-  Stock Pledge Agreement from MMI to Security Trustee:

          Stock Certificates for 179,995 shares of MPC owned by MMI

                  SECOND AMENDMENT TO SANWA LOAN AGREEMENT

                                    None

                   THIRD AMENDMENT TO SANWA LOAN AGREEMENT



-  Guaranty by AWW (Taiwan) of Sanwa Loan

- Stock Pledge from MMI to Security Trustee of 399,996 shares of AWW (Taiwan) owned by MMI


                                 NMLIC RELEASES

-  Guaranty by MPC

-  Guaranty by AWW (Taiwan)

                                      EXHIBIT F

                          TO MULTICURRENCY CREDIT AGREEMENT

-------------------------------------------------------------------------------

BANK OF AMERICA NATIONAL                                             CONTINUING
TRUST AND SAVINGS ASSOCIATION                                          GUARANTY

                                                                (MULTICURRENCY)

-------------------------------------------------------------------------------

               GUARANTORS:    Middleby Marshall Inc.
                              Asbury Associates, Inc.

               BORROWERS:     Middleby Philippines Corporation
                              Middleby Japan Corporation
                              Asbury Worldwide (Taiwan) Co., Ltd.
                              Asbury Worldwide Korea Co., Ltd.
                              International Catering Equipment
                              and Supplies, Inc. (ICES)
                              Asbury Mexico, S.A., de C.V.
                              Asbury, S.L. (Spain)


To:  BANK OF AMERICA NATIONAL TRUST
     AND SAVINGS ASSOCIATION
     231 South LaSalle Street
     Chicago, Illinois  60697

1. GUARANTY OF PAYMENT. For value received and in consideration of any loan or other financial accommodation heretofore, now or hereafter at any time made or granted to the Borrowers by BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (together with its successors and assigns, the "BANK"), 231 South LaSalle Street, Chicago, Illinois 60697, Middleby Marshall, Inc. and Asbury Associates, Inc. (individually, a "Guarantor" and together, the "Guarantors") hereby unconditionally guarantee, jointly and severally, the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (all such obligations being hereinafter collectively called the "LIABILITIES") of the Borrowers to the Bank, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, under or in connection with (i) the Multicurrency Credit Agreement dated as of March 18, 1998 (as such Credit Agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Guarantors, the Borrowers listed above and the Bank, (ii) the honoring by the Bank of overdrafts by any of the Borrowers, and (iii) the entering into by the Bank of foreign exchange contracts or products or financial derivative products for the benefit of any of the Borrowers, and the payment of any Liabilities in the currency in which they are denominated, and the Guarantors further agree to pay all expenses and attorneys fees, including the allocated cost of in-house counsel, paid or incurred by the Bank in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. Capitalized terms used but not defined in this Guaranty have the respective meanings assigned to them in the Credit Agreement.

2. GUARANTY ABSOLUTE. The obligations of the Guarantors hereunder are those of a primary obligor, and not merely a surety, and are independent of the Liabilities of the Borrowers. A separate action or actions may be brought against the Guarantors whether or not an action is brought against the Borrowers, any other guarantor or any other obligor in respect of the Liabilities of the Borrowers and whether or not any Borrower, any other guarantor or any other obligor in respect of the Liabilities of the Borrowers is joined in any such action or actions.

3. ACCELERATION OF THE TIME OF PAYMENT OF AMOUNT PAYABLE UNDER THE GUARANTY. The Guarantors agree that, in the event of the dissolution or insolvency of any Borrower or either Guarantor, or the inability of any Borrower or either Guarantor to pay debts as they mature, or an assignment by any Borrower or either Guarantor for the benefit of creditors, or the institution of any proceeding by or against any Borrower or either Guarantor alleging that such Borrower or such Guarantor is insolvent or unable to pay debts as they mature, and if such event occurs at a time when any of the Liabilities may not then be due and payable, the Guarantors will pay to the Bank forthwith the full amount which would be payable hereunder by the Guarantors if all Liabilities of the Borrowers were then due and payable.

4. SECURITY INTEREST IN DEPOSITS AND OTHER PROPERTY. To secure all obligations of the Guarantors hereunder, each Guarantor hereby grants to the Bank a lien upon and security interest in any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of such Guarantor now or hereafter with the Bank and any and all property of every kind or description of or in the name of such Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Bank or any agent or bailee for the Bank (the "COLLATERAL"). The Bank may, without demand or notice of any kind, at any time and from time to time when any amount is due and payable by the Guarantors hereunder, appropriate the Collateral and apply it toward the payment of such amount, in such order of application as the Bank may elect.

5. CONTINUING GUARANTY. This Guaranty is in all respects a continuing, absolute and unconditional Guaranty, and will remain in full force and effect (notwithstanding, without limitation, the dissolution of either Guarantor or that at any time or from time to time all Liabilities may have been paid in full), subject to discontinuance only upon actual receipt by the Bank of written notice from either Guarantor, or any person duly authorized and acting on behalf of such Guarantor, of the discontinuance hereof; PROVIDED, HOWEVER, that no such notice of discontinuance will affect or impair any of the agreements and obligations of either Guarantor hereunder with respect to any and all Liabilities existing prior to the time of actual receipt of such notice by the Bank, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Bank, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Bank in endeavoring to collect any of the foregoing and in enforcing this Guaranty against the Guarantors; and all of the agreements and obligations of the Guarantors under this Guaranty will, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses have been paid in full.

6. RESCISSION OR RETURN OF PAYMENT ON LIABILITIES. The Guarantors further agree that, if at any time all or any part of any payment theretofore applied by the Bank to any of the Liabilities is or must be rescinded or returned by the Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Borrower), such Liabilities are, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, deemed to have continued in existence, notwithstanding such application by the Bank, and this Guaranty will continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Bank had not been made.

7. BANK PERMITTED TO TAKE CERTAIN ACTIONS. The Bank may, from time to time (but is not obligated to), whether before or after any discontinuance of this Guaranty, at its sole discretion and without notice to the Guarantors, take any or all of the following actions: (a) receive a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantors, with respect to any of the Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the Guarantors hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to the Guarantors for payment of any of the Liabilities, whether or not the Bank (i) has resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) has proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the Guarantors).

8. APPLICATION OF PAYMENTS. Any amounts received by the Bank from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Bank may from time to time elect.

9. SUBROGATION. Until such time as this Guaranty has been discontinued and the Bank has received payment of the full amount of all Liabilities and of all obligations of the Guarantors hereunder, no payment made by or for the account of the Guarantors pursuant to this Guaranty entitles the Guarantors by subrogation or otherwise to any payment by any Borrower or from or out of any property of such Borrower, and the Guarantors will not exercise any right or remedy against any Borrower or any property of such Borrower by reason of any performance by the Guarantors of this Guaranty.

10. WAIVER OF NOTICE AND OTHER MATTERS. The Guarantors hereby expressly waives: (a) notice of the acceptance by the Bank of this Guaranty; (b) notice of the existence or creation or non-payment of all or any of the Liabilities; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

11. ADDITIONAL LIABILITIES OF THE BORROWERS PERMITTED. The creation or existence from time to time of Liabilities in excess of the amount to which the right of recovery under this Guaranty is limited is hereby authorized, without notice to the Guarantors, and will in no way affect or impair the rights of the Bank and the obligations of the Guarantors under this Guaranty.

12. ASSIGNMENT OF LIABILITIES. The Bank may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the Guarantors, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities will remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein will, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Bank; PROVIDED, HOWEVER, that, unless the Bank otherwise consents in writing, the Bank has an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of the Bank, as to those of the Liabilities which the Bank has not assigned or transferred.

13. INFORMATION CONCERNING THE BORROWERS. The Guarantors hereby warrant to the Bank that the Guarantors now have and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Borrowers. The Bank has no duty or responsibility to provide the Guarantors with any credit or other information concerning the affairs, financial condition or business of the Borrowers which may come into the Bank's possession.

14. WAIVER AND MODIFICATIONS. No delay on the part of the Bank in the exercise of any right or remedy will operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy will preclude other or further exercise thereof or the exercise of any other right or remedy; nor will any modification or waiver of any of the provisions of this Guaranty be binding upon the Bank except as expressly set forth in a writing duly signed and delivered on behalf of the Bank.

15. OBLIGATIONS UNDER GUARANTY. No action of the Bank permitted hereunder will in any way affect or impair the rights of the Bank and the obligations of the Guarantors under this Guaranty. For the purposes of this Guaranty, Liabilities include all obligations of the Borrowers to the Bank described in
Section 1 of this Guaranty, notwithstanding any right or power of any Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense will affect or impair the obligations of the Guarantors hereunder. The obligations of the Guarantors under this Guaranty are absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Guarantors. The Guarantors hereby acknowledge that there are no conditions to the effectiveness of this Guaranty.

16. SUCCESSORS. This Guaranty is binding upon the Guarantors, and upon the heirs, legal representative, successors and assigns of the Guarantors; and to the extent that any Borrowers or the Guarantors are either partnerships or corporations, all references herein to the Borrowers and to the Guarantors, respectively, are deemed to include any successor or successors, whether immediate or remote, to such partnerships or corporations.

17. LAW. This Guaranty has been delivered in Chicago, Illinois, and will be construed in accordance with and governed by the internal laws of the State of Illinois.

18. SEVERABILITY. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

19. CAPTIONS. Section captions used in this Guaranty are for convenience only, and do not affect the construction of this Guaranty.

20. CURRENCY CONVERSION. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency (the "ORIGINAL CURRENCY") into another currency (the "JUDGMENT CURRENCY"), the rate of exchange used will be that at which the Bank could purchase the Original Currency with the Judgment Currency on the business day preceding the day of final judgment. The obligation of the Guarantors in respect of any such sum due from the Guarantors hereunder will, notwithstanding any judgment, be discharged only to the extent that on the business day following receipt by the Bank of any sum adjudged to be due in the Judgment Currency, the Bank may purchase the Original Currency with the Judgment Currency. If the amount of the Original Currency purchased by the Bank is less than the sum originally due in the Original Currency, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss. If the amount of the Original Currency purchased by the Bank is greater than the sum originally due in the Original Currency, the Bank agrees to return the amount of any excess to the Guarantors (or to any other party who may be entitled thereto under applicable law).

21. TAXES. The Guarantors will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes on any payments made by the Guarantors, the Guarantors will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Upon request by the Bank, the Guarantors will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. The Guarantors will not pay the Bank's net income taxes.

22. CONSENT TO JURISDICTION. To induce the Bank to accept this Guaranty, the Guarantors irrevocably agree that, subject to the Bank s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS AGREEMENT WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. THE GUARANTORS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVE PERSONAL SERVICE OF PROCESS UPON THE GUARANTOR, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE GUARANTORS AT THE ADDRESSES STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

23. WAIVER OF JURY TRIAL. THE GUARANTORS HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE GUARANTORS AGREE THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE BANK ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

     SIGNED AND DELIVERED THIS _____ day of _______, 1998.


                                   MIDDLEBY MARSHALL INC.



                                   By:___________________________
                                   Title:________________________
                                   Address:______________________
                                   Telephone:____________________
                                   Fax No.:______________________


                                   ASBURY ASSOCIATES, INC.



                                   By:___________________________
                                   Title:________________________
                                   Address:______________________
                                   Telephone:____________________
                                   Fax No.:______________________

[Use Notary Block when documents will be delivered by mail]

STATE OF ____________}
                                          }ss
COUNTY OF __________}

     Subscribed, sworn to and acknowledged before me this ____ day of _____________, 19____ by ____________________, as ____________________ of
_____________________, who personally appeared before me.

     Witness my hand and official seal.

My commission expires:             _____________________________
                                   Notary Public

                                 EXHIBIT G



Foreign Borrower                                            Individual Commitment Sublimit
----------------                                            ------------------------------
                                               3/18 /98-3/17 /99    3/18 /99-3/17 /00   3/18 /00-2/28/01
                                               -----------------    -----------------   ----------------
Middleby Philippines Corporation                   4,000,000           4,500,000           5,000,000

Middleby Japan Corporation                         2,000,000           2,500,000           3,000,000

Asbury Worldwide
  (Taiwan) Co., Ltd                                1,500,000           2,000,000          2,500,000.

Asbury Worldwide
   Korea Co., Ltd.                                 1,000,000           1,500,000           2,000,000

International Catering
   Equipment and Supplies, Inc.
   (ICES)                                          1,000,000           1,500,000           2,000,000

Asbury Mexico, S.A. de C.V.                        1,000,000           1,500,000           2,000,000

Asbury, S.L. (Spain)                               1,000,000           1,500,000           2,000,000



-------------------------------------------------------------------------------------------------------

Aggregate Commitment Sublimit:                   $10,000,000
